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                            ASSET EXCHANGE AGREEMENT


                                       BY
                                      AND
                                    BETWEEN




                       CHAMPION HEALTHCARE HOLDINGS, INC.
                              CHC-PRATTVILLE, INC.
                                      AND
                            CHC-NURSING CENTER, INC.




                                      AND

                        WEST JORDAN HOSPITAL CORPORATION





                          DATED AS OF NOVEMBER 9, 1995





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                               TABLE OF CONTENTS

1.       EXCHANGE OF ASSETS AND CERTAIN RELATED MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Ownership of Champion Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Exchange of Champion Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Champion Hospital Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Champion SNF Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.5     Excluded Champion Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.6     Conveyance of WJHC Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.7     Excluded WJHC Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.8     Disclaimer of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

2.       FINANCIAL ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1     Exchange of Assets and Other Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.2     Champion Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.3     Excluded Champion Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.4     WJHC Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5     Excluded WJHC Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.6     Initial Working Capital Differential . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Initial Champion Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Initial WJHC Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.9     Working Capital Differential.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.10    Champion Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.11    WJHC Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.12    Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.13    Payment of Post-Closing Differential . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.14    Dispute of Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.15    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

3.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2     Action of Champion at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.3     Action of WJHC at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.4     Additional Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

4.       REPRESENTATIONS AND WARRANTIES OF CHAMPION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.1     Corporate Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2     Corporate Powers; Consents; Absence of Conflicts With Other Agreements, Etc  . . . . . . . . . . . .  21
         4.3     Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.5     Extraordinary Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6     Licenses and Certificates of Need  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7     Medicare Participation/Accreditation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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
         4.8     Regulatory Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.9     Agreements and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.10    The Scheduled Champion Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.11    Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.12    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.13    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.14    Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.15    Quality and Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.17    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.18    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.19    Litigation or Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.20    Special Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.21    Medical Staff Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.22    Tax Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.23    Post-Balance Sheet Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.24    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.25    Asbestos . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.26    Statutory Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.27    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

5.       REPRESENTATIONS AND WARRANTIES OF WJHC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.1     Corporate Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2     Corporate Powers; Consents; Absence of Conflicts With Other Agreements, Etc  . . . . . . . . . . . .  34
         5.3     Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.5     Extraordinary Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.6     Licenses and Certificate of Need . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.7     Medicare Participation/Accreditation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.8     Regulatory Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.9     Agreements and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.10    The Scheduled WJHC Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.11    Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.12    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.13    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.14    Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.15    Quality and Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.17    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.18    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.19    Litigation or Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.20    Special Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.21    Medical Staff Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42





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
         5.22    Tax Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.23    Post-Balance Sheet Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.24    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.25    Asbestos . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.26    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

6.       COVENANTS OF CHAMPION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.1     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.2     Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.3     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.4     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.5     FTC Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.6     Additional Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.7     Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.8     Champion Title and Survey Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.9     No-Shop Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.10    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.11    Southridge, L.L.C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

7.       COVENANTS OF WJHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.1     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.2     Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.3     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.4     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.5     FTC Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.6     Additional Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.7     Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.8     Title and WJHC Survey Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.9     No-Shop Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.10    Southridge Professional Plaza, L.L.C.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.11    Data Processing Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF WJHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.1     Representations/Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.2     Opinion of Champion's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.3     Pre-Closing Confirmations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.4     Action/Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.5     Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.6     Extraordinary Liabilities/Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.7     Vesting/Recordation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.8     Title Policy and Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.9     Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.10    Recent Agreements and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.11    Wages and Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57





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
         8.12    Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.13    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.14    CHC Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CHAMPION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.1     Representations/Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.2     Opinion of WJHC's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.3     Pre-Closing Confirmations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.4     Action/Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.5     Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.6     Extraordinary Liabilities/Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.7     Vesting/Recordation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.8     Title Policy and Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.9     Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.10    Recent Agreements and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.11    Wages and Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.12    Data Processing Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.13    Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.14    HTI Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.15    L.L.C. Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

10.      TRANSITIONAL ARRANGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.1    Champion Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.2    WJHC Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         10.3    Allocation to Exchange Groups  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.4    Section 1060 Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.5    Champion's Cost Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.6    WJHC's Cost Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

11.      ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.1    Data Processing Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.2    Termination Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.3    Post-Closing Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.4    Preservation and Access to Records After the Closing . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.5    Reproduction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.6    Restriction on Disposition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.7    Champion Excluded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.8    WJHC Excluded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.9    Covenants of WJHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.10   Covenants of Champion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.11   Cooperation on Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.12   Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.13   Utah Provider Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.14   Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

12.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.1    Indemnification by Champion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.2    Limitations/Champion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.3    Recovery from Third Parties/Champion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.4    Indemnification by WJHC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.5    Limitations/WJHC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.6    Recovery from Third Parties/WJHC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.7    Notice and Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.8    Payments and Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         12.9    Indemnity Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

13.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.1    Consented Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.2    Consents, Approvals and Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.3    Legal Fees and Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.4    Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.5    Benefit/Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.6    Assignment to Qualified Intermediary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         13.7    Accounting Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         13.8    No Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         13.9    Cost of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         13.10   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         13.11   Waiver of Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         13.12   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         13.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         13.14   Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         13.15   Divisions and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         13.16   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         13.17   Entire Agreement/Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

                              List of Schedules

Schedule 1.5              Excluded Champion Assets
Schedule 1.7              Excluded WJHC Assets
Schedule 2.7              Initial Working Capital Determination
Schedule 2.7.1            Champion Approved Expenditures
Schedule 2.7.2            Estimated Value of Champion Assumed Debt
Schedule 2.7.3            Champion Assumed Capital Leases
Schedule 2.8.1            WJHC Approved Expenditures
Schedule 2.8.2            Estimated Value of WJHC Assumed Debt
Schedule 2.8.3            WJHC Assumed Capital Leases
Schedule 4.4              Champion Financial Statements
Schedule 4.5              Champion Extraordinary Liabilities
Schedule 4.6              Champion Licensure Matters
Schedule 4.7              Champion Medicare Matters
Schedule 4.8              Champion Regulatory Compliance
Schedule 4.9              Scheduled Champion Contracts
Schedule 4.12             Champion Equipment
Schedule 4.13             Champion Real Property
Schedule 4.16             Champion Insurance
Schedule 4.17.2           Champion Employee Benefit Plans
Schedule 4.18             Champion Employee Relations
Schedule 4.19             Champion Litigation
Schedule 4.21             Champion Medical Staff Matters
Schedule 4.24.2           Champion Environmental Matters
Schedule 4.25             Champion Asbestos
Schedule 5.4              WJHC Financial Statements
Schedule 5.5              WJHC Extraordinary Liabilities
Schedule 5.6              WJHC Licensure Matters
Schedule 5.7              WJHC Medicare Matters
Schedule 5.8              WJHC Regulatory Compliance
Schedule 5.9              Scheduled WJHC Contracts
Schedule 5.12             WJHC Equipment
Schedule 5.13             WJHC Real Property
Schedule 5.16             WJHC Insurance
Schedule 5.17.2           WJHC Employee Benefit Plans
Schedule 5.18             WJHC Employee Relations
Schedule 5.19             WJHC Litigation
Schedule 5.21             WJHC Medical Staff Matters
Schedule 5.25.2           WJHC Environmental Matters
Schedule 5.25             WJHC Asbestos
Schedule 8.10             Champion Recent Agreements
Schedule 9.10             WJHC Recent Agreements
Schedule 10.1             Champion Employees

Schedule 10.2             WJHC Employees
Schedule 10.4             1060 Allocation
Schedule 11.7             Champion Excluded Contracts
Schedule 11.8             WJHC Excluded Contracts
Schedule 11.9             Excluded WJHC Services
Schedule 11.10            Excluded Champion Services

                            ASSET EXCHANGE AGREEMENT


         THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of November 9, 1995, by and between Champion Healthcare Holdings, Inc., a Delaware corporation ("CHCH"), CHC-PRATTVILLE, INC., an Alabama corporation ("CHCP") and CHC-NURSING CENTER, INC., an Alabama corporation ("CHCN") (CHCH, CHCP and CHCN are collectively referred to herein as "Champion" or the "Champion Entities") and WEST JORDAN HOSPITAL CORPORATION, a Utah corporation ("WJHC").

                              W I T N E S S E T H:

         WHEREAS, CHCH is the parent corporation of CHCP and CHCN;

         WHEREAS, CHCP owns and operates the general acute care hospital located in Prattville, Alabama known as the Autauga Medical Center, licensed by the Alabama Department of Public Health to operate 85 beds (the "Champion Hospital") and other assets and operations associated with the Champion Hospital (the Champion Hospital and such other operations being referred to collectively as the "Hospital Business");

         WHEREAS, CHCN owns and operates the skilled nursing facility located in Prattville, Alabama known as the Autauga Health Care Center licensed by the Alabama Department of Public Health to operate 72 beds (the "Champion SNF") and other assets and operations associated with the Champion SNF (the Champion SNF and such other operations being referred to collectively as the "SNF Business");

         WHEREAS, WJHC owns and operates the general acute care hospital located in West Jordan, Utah known as the Jordan Valley Hospital licensed by the Health Facility Licensure Bureau to operate 50 beds (the "WJHC Hospital") and other assets and operations associated with the WJHC Hospital (the WJHC Hospital and such other operations being referred to collectively as the "WJHC Business");

         WHEREAS, the WJHC Hospital is the subject of the terms of a certain Decision and Order (the "Order") of the Federal Trade Commission (the "FTC") FTC Docket No. C-3619 (October 3, 1995) whereby Columbia/HCA Healthcare Corporation, the ultimate parent corporation of WJHC, is required to divest its interest in the WJHC Hospital in accordance with such terms and conditions as approved by the FTC;

         WHEREAS, in order to comply with the Order, WJHC, as of Closing (as hereinafter defined), intends to accomplish a like-kind exchange transaction as described in Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") and an exchange of assets under 42 C.F.R. Section 413.134(f)(4) whereby WJHC shall exchange substantially all of the assets, real, personal and mixed, tangible and intangible, owned or leased by WJHC or its affiliates and associated with or employed in the operations of the WJHC Business for substantially all of the assets, real, personal and mixed, tangible and intangible, owned or leased by Champion or its affiliates and associated with or employed in the operations of the Hospital Business and the SNF Business (collectively, the "Champion Business"), all as more fully set forth below;

         WHEREAS, immediately prior to the Closing Date, CHCH shall cause CHCP and CHCN to merge with CHC-Jordan Valley, Inc., a Utah corporation ("CHCJV") with CHCJV as the surviving corporation;

         WHEREAS, Champion desires to enter into such like-kind exchange and exchange of assets transaction with WJHC as of the Closing, all as more fully set forth below.

         NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto hereby agree as follows:

         1.      EXCHANGE OF ASSETS AND CERTAIN RELATED MATTERS

         1.1 OWNERSHIP OF CHAMPION ASSETS. Prior to the Closing Date, CHCH shall cause CHCP and CHCN to merge into CHCJV with CHCJV as the surviving corporation. As of Closing, CHCJV shall own and hold good and marketable title to the Hospital Assets (as hereinafter defined) and the SNF Assets (as hereinafter defined) (collectively, the "Champion Assets") and all parts thereof, free and clear of all liens, pledges, rights of first refusal, options, restrictions, encumbrances, liabilities, claims, assessments, security interests and defects in title, except for the Permitted Encumbrances (as hereinafter defined).

         1.2 EXCHANGE OF CHAMPION ASSETS. Subject to the terms and conditions of this Agreement, CHCJV shall convey, transfer and deliver to WJHC at Closing the Champion Assets free and clear of any adverse claims, liens, security interests, pledges, rights of first refusal, options, restrictions, liabilities, encumbrances, or defects in title, except for the Champion Permitted Encumbrances.

         1.3 CHAMPION HOSPITAL ASSETS. As used in this Agreement, the term "Hospital Assets" shall mean all assets, real, personal and mixed, tangible and intangible, owned or leased by CHCP and employed in the operations of the Hospital Business, other than the Champion Excluded Assets (as hereinafter defined), including, without limitation, the following items (collectively, the "Hospital Assets"): (i) fee or leasehold title, to all real property, including, without limitation, the real property described in Schedule 4.13 hereto, together with all improvements, buildings and fixtures located thereon or therein, which shall include, without limitation, the Champion Hospital and all medical office buildings, parking garages and parking lots (collectively, the "Hospital Real Property"); (ii) all major, minor or other equipment, whether movable or attached to the Hospital Real Property, (including, without limitation, all computer equipment and hardware at the Champion Hospital), vehicles, furniture and furnishings, including, without limitation, those taken into consideration in the preparation of the depreciation schedule set forth in Schedule 4.12 hereto; (iii) all usable supplies and inventory;
(iv) prepaid expenses which will result in economic value to WJHC and are included in the Value of CHCP Prepaid Expenses (as hereinafter defined); (v) claims of CHCP for refunds against third parties (other than the Champion Agency Settlements (as defined in Section 1.5)); (vi) all claims and recorded or unrecorded interests in real property not described in subparagraph (i);
(vii) all current financial, patient, medical staff and personnel records (including, without limitation, all equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records); (viii) all of the interest of CHCP in all commitments, contracts, leases, and agreements outstanding in respect of the Hospital Assets which are required by Section 4.9 to be described in Schedule 4.9 and are described therein (other than those specifically designated in Schedule 11.7 not to be assigned to or assumed by
WJHC) and those that, according to Section 4.9, are not required to be described in Schedule 4.9 (collectively, the "Hospital Contracts"); (ix) all licenses and permits to the extent assignable, held by CHCP relating to the ownership, development and operations of the Hospital Business (including, without limitations, any pending or approved governmental approvals regarding the Hospital Business); (x) all patents and patent applications and all names, trade names, trademarks and service marks (or variations thereof) associated with the Champion Business, including, but not limited to, the name "Autauga Medical Center" and all derivatives thereof; (xi) all accounts receivable arising from the rendering of services to inpatients and outpatients at the Champion Hospital, billed and unbilled, recorded or unrecorded, accrued and existing in respect of services up to the effective date of the Closing (other than receivables from governmental third party payors which by law may not be assigned) ("Hospital Patient Receivables"); (xii) an amount equal to the value of all receivables of CHCP arising from the rendering of services to inpatients and outpatients at the Champion Hospital (billed and unbilled, recorded or unrecorded), from governmental third party payors which by law may not be assigned ("Hospital Government Receivables") to the extent included in the determination of the CHCP's Net Working Capital; (xiii) CHCP's goodwill in the Hospital Business; and (xiv) CHCP's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of the Hospital Business between the effective date hereof and Closing.

         1.4 CHAMPION SNF ASSETS. As used in this Agreement, the term "SNF Assets" shall mean all assets, real, personal and mixed, tangible and intangible, owned or leased by CHCN and employed in the operations of the SNF Business, other than the Champion Excluded Assets, including, without limitation, the following items (collectively, the "SNF Assets"): (i) fee or leasehold title, to all real property, including, without limitation, the real property described in Schedule 4.13 hereto, together with all improvements, buildings and fixtures located thereon or therein, which shall include, without limitation, the Champion SNF and all medical office buildings, parking garages and parking lots (collectively, the "SNF Real Property"); (ii) all major, minor or other equipment, whether movable or attached to the SNF Real Property, (including, without limitation, all computer equipment and hardware at the Champion SNF), vehicles, furniture and furnishings, including, without limitation, those taken into consideration in the preparation of the depreciation schedule set forth in Schedule 4.12 hereto; (iii) all usable supplies and inventory; (iv) prepaid expenses which will result in economic value to WJHC and are included in the Value of CHCN Prepaid Expenses (as hereinafter defined); (v) claims of CHCN for refunds against third parties (other than the Champion Agency Settlements (as hereinafter defined)); (vi) all claims and recorded or unrecorded interests in real property not described in subparagraph (i); (vii) all current financial, patient, medical staff and personnel records (including, without limitation, all equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records); (viii) all of the interest of CHCN in all commitments, contracts, leases, and agreements outstanding in respect of the SNF Assets which are required by Section 4.9 to be described in Schedule 4.9 and are described therein (other than those specifically designated in Schedule
11.7 not to be assigned to or assumed by WJHC) and those that, according to
Section 4.9, are not required to be described in Schedule 4.9 (collectively, the "SNF Contracts"); (ix) all licenses and permits to the extent assignable, held by CHCN relating to the ownership, development and operations of the SNF Business (including, without limitations, any pending or approved governmental approvals regarding the SNF Business); (x) all patents and patent applications and all names, trade names, trademarks and service marks (or variations thereof) associated with the SNF Business, including, but not limited to, the name "Autauga Health Care Center" and all derivatives thereof; (xi) all accounts receivable arising from the rendering of services to inpatients and outpatients at the Champion SNF, billed and unbilled, recorded or unrecorded, accrued and existing in respect of services up to the effective date of the Closing (other than receivables from governmental third party payors which by law may not be assigned) ("SNF Patient Receivables"); (xii) an amount equal to the value of all receivables of CHCN arising from the rendering of services to inpatients and outpatients at the Champion SNF from governmental third party payors which by law may not be assigned ("SNF Government Receivables") to the extent included in the determination of CHCN's Net Working Capital; (xiii) CHCN's goodwill in the SNF Business; and (xiv) CHCN's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of the SNF Business between the effective date hereof and Closing.

         1.5 EXCLUDED CHAMPION ASSETS. The following items which are related to the Champion Assets are not intended by the parties to be a part of the exchange contemplated hereunder and are specifically excluded from the Champion Assets (the "Excluded Champion Assets"): (i) restricted and unrestricted cash and cash equivalents; (ii) temporary investments; (iii) rights to settlements and retroactive adjustments, if any, whether arising under a cost report of CHCP or CHCN or otherwise, for cost reporting periods ending on or prior to the Closing Date, whether open or closed, arising from or against the United States government under the terms of the Medicare program and against the State of Alabama under the Medicaid program and against Blue Cross and Blue Shield and other third party payor programs which settle upon a basis other than an individual claims basis ("Champion Agency Settlements");
(iv) all intercompany accounts of Champion and its affiliates; (v) all inventory and prepaid expenses disposed of or exhausted prior to Closing in the ordinary course of business and items of equipment transferred or disposed of in accordance with Section 6.3(e); (vi) obsolete supplies and inventory; (vii) any records which by law Champion is required to retain in its possession;
(viii) any proprietary information contained in Champion's employee or operation manuals, which shall include all information that does not pertain to the ongoing operations of the Champion Facilities; (ix) the Champion prepaid expenses not included in the determination of the Value of Champion Prepaid Expenses; (x) all commitments, contracts, leases, capital leases and agreements between Champion and its affiliates; (xi) the Champion Excluded Contracts (as defined in Section 11.7); and (xii) such other assets as are set forth on Schedule 1.5 hereto.
All other assets owned or leased by Champion or any affiliate of Champion and associated with or employed in the operation of the Champion Business, whether or not scheduled and described herein, are and shall be included in the Champion Assets to be conveyed to WJHC, as of Closing.

         1.6 CONVEYANCE OF WJHC ASSETS. Subject to the terms and conditions of this Agreement, WJHC shall convey, transfer and deliver to Champion at Closing, all assets, real, personal and mixed, tangible and intangible, owned or leased by WJHC and employed in the operations of the WJHC Business free and clear of any adverse claims, liens, security interests, pledges, rights of first refusal, options, restrictions, liabilities, encumbrances, or defects in title, except for the WJHC Permitted Encumbrances, other than the WJHC Excluded Assets (as hereinafter defined), including, without limitation, the following items (collectively, the "WJHC Assets"): (i) fee or leasehold title, to all real property, including, without limitation, the real property described in Schedule 5.13 hereto, together with all improvements, buildings and fixtures located thereon or therein, which shall include, without limitation, the WJHC Hospital and all medical office buildings, parking garages and parking lots (collectively, the "WJHC Real Property"); (ii) all major, minor or other equipment, whether movable or attached to the WJHC Real Property, (including, without limitation, all computer equipment and hardware at the WJHC Hospital), vehicles, furniture and furnishings, including, without limitation, those taken into consideration in the preparation of the depreciation schedule set forth in Schedule 5.12 hereto;
(iii) all usable supplies and inventory; (iv) prepaid expenses which will result in economic value to Champion and are included in the Value of WJHC Prepaid Expenses (as hereinafter defined); (v) claims of WJHC for refunds against third parties (other than the WJHC Agency Settlements (as hereinafter defined)); (vi) all claims and recorded or unrecorded interests in real property not described in subparagraph (i); (vii) all current financial, patient, medical staff and personnel records (including, without limitation, all equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records); (viii) all of the interest of WJHC in all commitments, contracts, leases, and agreements outstanding in respect of the WJHC Assets which are required by Section 5.9 to be described in Schedule 5.9 and are described therein (other than those specifically designated in Schedule 11.8 not to be assigned to or assumed by Champion) and those that, according to
Section 5.9, are not required to be described in Schedule 5.9 (collectively, the "WJHC Contracts"); (ix) all licenses and permits to the extent assignable, held by WJHC relating to the ownership, development and operations of the WJHC Business (including, without limitations, any pending or approved governmental approvals regarding the WJHC Business); (x) all patents and patent applications and all names, trade names, trademarks and service marks (or variations thereof) associated with the WJHC Business, including, but not limited to the name "Jordan Valley Hospital" and all derivatives thereof; (xi) license to operate the computer software as provided in Section 11.1; (xii) all accounts receivable arising from the rendering of services to inpatients and outpatients at the WJHC Hospital, billed and unbilled, recorded or unrecorded, accrued and existing in respect of services up to the effective date of the Closing (other than receivables from governmental third party payors which by law may not be assigned) ("WJHC Patient

Receivables"); (xiii) an amount equal to the value of all receivables of WJHC arising from the rendering of services to inpatients and outpatients at the WJHC Hospital (billed and unbilled, recorded or unrecorded) from governmental third party payors which by law may not be assigned ("WJHC Government Receivables") to the extent included in the determination of the WJHC's Net Working Capital; (xiv) WJHC's goodwill in the WJHC Business; (xv) WJHC's membership interest in Southridge Professional Plaza L.L.C. ("Southridge, L.L.C."); and (xvi) WJHC's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of the WJHC Business between the effective date hereof and Closing. WJHC shall convey good and marketable title to the WJHC Assets and all parts thereof to Champion free and clear of all liabilities, claims, assessments, security interests, liens, restrictions and encumbrances, except as expressly provided herein to the contrary.

         1.7 EXCLUDED WJHC ASSETS. The following items which are related to the WJHC Assets are not intended by the parties to be a part of the exchange contemplated hereunder and are specifically excluded from the WJHC Assets (the "Excluded WJHC Assets"): (i) restricted and unrestricted cash and cash equivalents; (ii) temporary investments; (iii) rights to settlements and retroactive adjustments, if any, whether arising under a cost report of WJHC or otherwise for cost reporting periods ending on or prior to the Closing Date, whether open or closed, arising from or against the United States government under the terms of the Medicare program and against the State of Utah under the Medicaid program and against Blue Cross and Blue Shield and other third party payor programs which settle upon a basis other than an individual claims basis ("WJHC Agency Settlements"); (iv) all intercompany accounts of WJHC and its affiliates; (v) all inventory and prepaid expenses disposed of or exhausted prior to Closing in the ordinary course of business and items of equipment transferred or disposed of in accordance with Section 7.3(e); (vi) obsolete supplies and inventory; (vii) any records which by law WJHC is required to retain in its possession; (viii) any proprietary information contained in WJHC's employee or operation manuals, which shall include all information that does not pertain to the ongoing operations of the WJHC Hospital; (ix) prepaid expenses not included in the determination of the Value of WJHC Prepaid Expenses; (x) all commitments, contracts, leases, capital leases and agreements between WJHC and its affiliates; (xi) the WJHC Excluded Contracts (as defined in Section 11.8); and (xii) such other assets as are set forth on Schedule 1.7 hereto. All other assets owned or leased by WJHC or any affiliate of WJHC associated with or employed in the operation of the WJHC Business, whether or not scheduled and described herein, are and shall be included in the WJHC Assets to be conveyed to Champion, as of Closing.

         1.8     DISCLAIMER OF WARRANTIES.  Except as expressly set forth in
Article 4 and Article 5 hereof, the Champion Assets and the WJHC Assets, respectively, are transferred in their condition on the Closing Date, "AS IS," WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, WITH RESPECT TO LAND, BUILDINGS AND IMPROVEMENTS, AND WITH NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the equipment, inventory, and supplies, any and all of which warranties (both express and implied) Champion and WJHC, respectively, hereby disclaim. All of the Champion Assets and the WJHC Assets shall be further subject to normal wear and tear on the buildings, improvements and equipment and normal and customary use of the inventory and supplies up to the Closing.

         2.      FINANCIAL ARRANGEMENTS

         2.1 EXCHANGE OF ASSETS AND OTHER CONSIDERATION. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of each party herein set forth, Champion and WJHC hereby agree to exchange the Champion Assets for the WJHC Assets. As additional consideration for the conveyance and transfer of the WJHC Assets, Champion agrees to tender to WJHC, or its designee, at Closing Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00) (the "Additional Consideration") payable in immediately available funds.

         In addition, at the Closing, Champion and WJHC shall also provide for the Initial Working Capital Differential as described in Section 2.6 hereof.

         2.2 CHAMPION LIABILITIES. As of Closing, and in conjunction with the transfer of the Champion Assets for the WJHC Assets, WJHC shall assume and/or agree to pay, perform and discharge the Champion Assumed Liabilities.
As used in this Agreement, "Champion Assumed Liabilities" shall mean the following liabilities of Champion: (i) the obligations of Champion arising subsequent to the Closing Date under the Hospital Contracts and the SNF Contracts (collectively, the "Champion Contracts") (ii) Champion's current payables, but only to the extent included in the determination of the Champion Working Capital (as hereinafter defined); (iii) Champion's obligations as of the Closing Date in respect of the accrued vacation and the sick leave of Champion's employees who are employed by WJHC as of the Closing Date, but only to the extent such accrued vacation and sick leave is included in the determination of the Champion Working Capital; (iv) the obligations of Champion under the capital leases described in Schedule 2.7.3 but only to the extent included in the determination of the Champion Working Capital; and (v) the principal balance outstanding and all interest accrued thereon under the indebtedness (both short-term and long-term) described on Schedule 2.7.2 but only to the extent included in the determination of the Champion Working Capital.

         2.3     EXCLUDED CHAMPION LIABILITIES.  WJHC shall not be liable for
(i) any claims arising from Champion's assignment and WJHC's assumption of the Champion Contracts, (ii) defaults in performance of the Champion Contracts for periods prior to Closing, and (iii) unpaid amounts in respect of the Champion Contracts that are past due as of Closing (unless included in the Champion Working Capital). Except as expressly provided to the contrary in Section 2.2 above, under no circumstance shall WJHC be obligated to pay or assume, and none of the Champion Assets shall be or become liable for or subject to, any liability of Champion or its affiliates, including, without limitation, the following, whether fixed or contingent, recorded or unrecorded (collectively, the "Champion Excluded Liabilities"):

                 (a) current liabilities (to the extent not taken into consideration in determining the Champion Working Capital), long-term liabilities (excluding the liabilities described in Section 2.2(v) hereof) and all indebtedness and obligations or guarantees of Champion;

                 (b) liabilities or obligations of Champion in respect of periods prior to and including Closing arising under the terms of the Medicare, Medicaid, Blue Cross or other third party payor programs, including, but not limited to, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized under the Medicare program as a result of the consummation of the transactions described herein;

                 (c) federal, state or local tax liabilities or obligations of Champion in respect of periods prior to Closing or resulting from the consummation of the transactions contemplated herein, including, without limitation, any income tax, any franchise tax, any tax recapture, any sales and/or use tax, any indigent care tax, any state and local recording fees and taxes which may arise upon the consummation of the transactions contemplated herein and any FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of Champion's employees of such employees' right to vacation, sick leave and holiday benefits accrued while in the employ of Champion (to the extent not taken into consideration in determining the Champion Working Capital);

                 (d) liability for any and all claims by or on behalf of Champion's employees relating to periods prior to Closing, including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim, workers' compensation claim or any other agreement, and liability for all employee wages and benefits, including, without limitation, (but only to the extent not assumed by WJHC pursuant to Section 2.2 hereof) accrued vacation, sick leave and holiday pay, severance pay and related taxes or other liability related thereto in respect of Champion's employees (to the extent not taken into consideration in determining the Champion Working Capital);

                 (e) liabilities or obligations arising subsequent to Closing under contracts, commitments, leases or agreements to which Champion is a party, except to the extent WJHC accepts benefits under any such contracts, commitments, leases or agreements subsequent to Closing and except for the Champion Contracts;

                 (f) liabilities or obligations arising out of any breach by Champion of any Champion Contract;

                 (g) any obligation or liability attributable to periods prior to or as of Closing and asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Champion Assets;

                 (h) any liability arising out of or in connection with claims for acts or omissions of Champion and Champion's employees, agents and independent contractors which allegedly occurred prior to Closing including, without limitation, all malpractice and general liability claims, whether or not same are pending, threatened, known, or unknown;

                 (i) contracts and agreements between Champion and one or more of Champion's affiliates;

                 (j) any debt, obligation, expense or liability of Champion arising out of or incurred solely as a result of any transaction of Champion occurring after Closing or for any violation by Champion of any law, regulation or ordinance at any time; and

                 (k) notwithstanding anything set forth herein, liabilities or obligations arising under any contract described in
         Section 11.7.

         2.4 WJHC LIABILITIES. As of Closing, and in conjunction with the transfer of the WJHC Assets for the Champion Assets, Champion shall assume and/or agree to pay, perform and discharge the WJHC Assumed Liabilities. As used in this Agreement, "WJHC Assumed Liabilities" shall mean the following liabilities of WJHC: (i) the obligations of WJHC arising subsequent to the Closing Date under the WJHC Contracts, (ii) WJHC's current payables, but only to the extent included in the determination of the WJHC Working Capital (as hereinafter defined); (iii) WJHC's obligations as of the Closing Date in respect of accrued paid time off of WJHC's employees who are employed by Champion as of the Closing Date, but only to the extent such accrued paid time off is included in the determination of WJHC Working Capital; (iv) the obligations of WJHC under the Capital Leases described in Schedule 2.8.3 but only to the extent included in the determination of the WJHC Working Capital; and (v) the principal balance outstanding and all interest accrued thereon under the indebtedness (both short-term and long-term) described on Schedule
2.8.2 but only to the extent included in the determination of the WJHC Working Capital.

         2.5     EXCLUDED WJHC LIABILITIES.  Champion shall not be liable for
(i) any claims arising from WJHC's assignment and Champion's assumption of the WJHC Contracts, (ii) defaults in performance of the WJHC Contracts for periods prior to Closing and (iii) unpaid amounts in respect of the WJHC Contracts that are past due as of Closing (unless included in the WJHC Working Capital). Except as expressly provided to the contrary in Section 2.4 above, under no circumstance shall Champion be obligated to pay or assume, and none of the WJHC Assets shall be or become liable for or subject to, any liability of WJHC or its affiliates, including, without limitation, the following, whether fixed or contingent, recorded or unrecorded (collectively, the "WJHC Excluded Liabilities"):

                 (a) current liabilities (to the extent not taken into consideration in determining the WJHC Working Capital), long-term liabilities (excluding the liabilities described in Section 2.4(v) hereof) and all indebtedness and obligations or guarantees of WJHC;

                 (b) liabilities or obligations of WJHC in respect of periods prior to and including Closing arising under the terms of the Medicare, Medicaid, Blue Cross or other third party payor programs, including, but not limited to, any retroactive denial of claims, civil monetary penalties or any gain on sale that may be recognized under the Medicare program as a result of the consummation of the transactions described herein;

                 (c) federal, state or local tax liabilities or obligations of WJHC in respect of periods prior to Closing or resulting from the consummation of the transactions contemplated herein, including, without limitation, any income tax, any franchise tax, any tax recapture, any sales and/or use tax, any indigent care tax, any state and local recording fees and taxes which may arise upon the consummation of the transactions contemplated herein and any FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of WJHC's employees of such employees' right to vacation, sick leave and holiday benefits accrued while in the employ of WJHC (to the extent not taken into consideration in determining the WJHC Working Capital);

                 (d) liability for any and all claims by or on behalf of WJHC's employees relating to periods prior to Closing, including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim or any other agreement, and liability for all employee wages and benefits, including, without limitation, (but only to the extent not assumed by Champion pursuant to Section 2.4 hereof) accrued vacation, sick leave and holiday pay, severance pay and related taxes or other liability related thereto in respect of the WJHC's employees (to the extent not taken into consideration in determining the WJHC Working Capital);

                 (e) liabilities or obligations arising subsequent to Closing under contracts, commitments, leases or agreements to which WJHC is a party, except to the extent Champion accepts benefits under any such contracts, commitments, leases or agreements subsequent to Closing and except for WJHC Contracts;

                 (f) liabilities or obligations arising out of any breach by WJHC of any WJHC Contract;

                 (g) any obligation or liability attributable to periods prior to or as of Closing and asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the WJHC Assets;

                 (h) any liability arising out of or in connection with claims for acts or omissions of WJHC and WJHC's employees, agents and independent contractors which allegedly occurred prior to Closing including, without limitation, all malpractice and general liability claims, whether or not same are pending, threatened, known, or unknown;

                 (i) contracts and agreements between WJHC and one or more of WJHC's affiliates;

                 (j) any debt, obligation, expense or liability of WJHC arising out of or incurred solely as a result of any transaction of WJHC occurring after Closing or for any violation by WJHC of any law, regulation or ordinance at any time; and

                 (k) notwithstanding anything set forth herein, liabilities or obligations arising under any contract described in
         Section 11.8.

         2.6 INITIAL WORKING CAPITAL DIFFERENTIAL. At Closing, as the "Initial Working Capital Differential", either (i) Champion shall pay WJHC in immediately available funds the amount by which the amount of the Initial WJHC Working Capital (as hereinafter defined) exceeds the amount of the Initial Champion Working Capital (as hereinafter defined) or (ii) WJHC shall pay Champion in immediately available funds the amount by which the amount of the Initial WJHC Working Capital is less than the amount of the Initial Champion Working Capital, as applicable.

         2.7 INITIAL CHAMPION WORKING CAPITAL. The "Initial Champion Working Capital" shall be an amount equal to the value of (A) CHCP Initial Net Working Capital (as hereinafter defined) as of the date of, and based upon the most recently available Unaudited Balance Sheet of CHCP available prior to Closing (the "CHCP Interim Balance Sheet") and (B) CHCN Initial Net Working Capital (as hereinafter defined) as of the date of, and based upon the most recently available Unaudited Balance Sheet of CHCN available prior to Closing (the "CHCN Interim Balance Sheet"), (the CHCP Interim Balance Sheet and the CHCN Interim Balance Sheet are collectively, referred to herein as the "Champion Interim Balance Sheets"). (The Champion Interim Balance Sheets and the WJHC Interim Balance Sheets shall all be as of the same date.) The Champion Interim Balance Sheets shall be prepared using the same methodologies and assumptions used in connection with the preparation of each entities' applicable Champion Financial Statements, and in accordance with generally accepted accounting principles ("GAAP").

         For the purpose of the Initial Champion Working Capital, (A) "CHCP's Initial Net Working Capital" shall be equal to (a) the amounts set forth on
Schedule 2.7; plus (b) the Value of CHCP Approved Capital Expenditures (as defined in Section 2.7.1); minus (c) the Estimated Value of CHCP Assumed Debt (as defined in Section 2.7.2); and minus (d) the Estimated Value of CHCP Assumed Capital Leases (as defined in Section 2.7.3), (B) "CHCN's Initial Net Working Capital" shall be equal to (a) the amounts set forth on Schedule 2.7; plus (b) the Value of CHCN Approved Capital Expenditures (as defined in Section 2.7.1); minus (c) the Estimated Value of CHCN Assumed Debt (as defined in
Section 2.7.2); and minus (d) the Estimated Value of CHCN Assumed Capital Leases (as defined in Section 2.7.3).

         In order that Champion and WJHC may set forth the methodology to determine CHCP's and CHCN's Initial Net Working Capital, attached hereto as
Schedule 2.7 is a determination of CHCP's and CHCN's Net Working Capital based upon the September 30, 1995 Unaudited Balance Sheet of CHCP and CHCN. Champion and WJHC hereby agree to use the same methodology (as may be supplemented by the working papers thereto) to prepare Schedule 2.7 for purposes of the CHCP Initial Net Working Capital and the CHCN Initial Net Working Capital, including, without limitation, reserving 100% for all accounts receivable over 150 days old. For purposes of valuing the sick leave earned by the current employees of CHCP and CHCN, the parties hereto hereby agree to value such sick leave at 30% of the amount earned by such employees for purposes of the Champion Working Capital.

                 2.7.1    ASSUMED CAPITAL EXPENDITURES.  As required by Section
6.2 hereof, Champion shall make such capital improvements and repairs as it would make in the ordinary course of the Champion Business. For capital improvements estimated to cost in excess of $25,000 (per improvement) Champion shall obtain WJHC's written consent, which consent shall not be unreasonably withheld, prior to making such improvement (the "Champion Approved Expenditures") (Schedule 2.7.1). The sum of the Champion Approved Expenditures for each one of the Champion Businesses shall equal the "CHCP Approved Capital Expenditures" and "CHCN Approved Capital Expenditures", respectively.

                 2.7.2 ASSUMED DEBT. Prior to the Closing Date, WJHC shall notify Champion of the long-term indebtedness of the Champion Business that WJHC desires to assume (Schedule 2.7.2). Based upon the Champion Interim Balance Sheets, the parties shall determine the amount of outstanding principle and accrued interest on the debt listed on Schedule 2.7.2 as of the date of such Interim Balance Sheet (the "Estimated Value of CHCP Assumed Debt" and "Estimated Value of CHCN Assumed Debt", respectively).

                 2.7.3 ASSUMED CAPITAL LEASES. Prior to the Closing Date, WJHC shall notify Champion of the capital leases of the Champion Business that WJHC desires to assume (Schedule 2.7.3). Based upon the Champion Interim Balance Sheets, the parties shall determine the amount thereafter due on the capital leases listed on Schedule 2.7.3 as of the date of such Interim Balance Sheets (the "Estimated Value of CHCP Assumed Capital Leases" and "Estimated Value of CHCN Assumed Capital Leases", respectively).

         2.8 INITIAL WJHC WORKING CAPITAL. The "Initial WJHC Working Capital" shall be an amount equal to the value of the WJHC Initial Net Working Capital (as hereinafter defined) as of the date of, and based upon the most recently available Unaudited Balance Sheet of WJHC available prior to Closing (the "WJHC Interim Balance Sheet"). The WJHC Interim Balance Sheet shall be prepared using the same methodologies and assumptions used in connection with the preparation of WJHC's Financial Statements, and in accordance with GAAP.

         For the purpose of the Initial WJHC Working Capital, "WJHC's Initial Net Working Capital" shall be equal to (a) the amounts set forth on Schedule
2.7 plus (b) the Value of WJHC  Approved Capital Expenditures (as defined in
Section 2.8.1), minus (c) the Estimated Value of WJHC Assumed Debt (as defined in Section 2.8.2) and minus (d) the Estimated Value of WJHC Assumed Capital Leases (as defined in Section 2.8.3).

         In order that Champion and WJHC may set forth the methodology to determine WJHC's Initial Net Working Capital, attached hereto as Schedule 2.7 is a determination of WJHC's Net Working Capital based upon the September 30, 1995 Unaudited Balance Sheet of WJHC. Champion and WJHC hereby agree to use the same methodology (as may be supplemented by the working papers thereto) to prepare Schedule 2.7 for purposes of the WJHC Initial Net Working Capital, including, without limitation, reserving 100% for all accounts receivable over 150 days old.

                 2.8.1    ASSUMED CAPITAL EXPENDITURES.  As required by Section
7.2 hereof, WJHC shall make such capital improvements and repairs as it would make in the ordinary course of the WJHC Business. For capital improvements estimated to cost in excess of $25,000 (per improvement) WJHC shall obtain Champion's written consent, which consent shall not be unreasonably withheld, prior to making such improvement (the "WJHC Approved Capital Expenditures") (Schedule 2.8.1).

                 2.8.2 ASSUMED DEBT. Prior to the Closing Date, Champion shall notify WJHC of the long-term indebtedness of the WJHC Business that Champion desires to assume (Schedule 2.8.2). Based upon the WJHC Interim Balance Sheet, the parties shall determine the amount of outstanding principle and accrued interest on the debt listed on Schedule 2.8.2 as of the date of such Interim Balance Sheet (the "Estimated Value of WJHC Assumed Debt").

                 2.8.3 ASSUMED CAPITAL LEASES. Prior to the Closing Date, Champion shall notify WJHC of the capital leases of the WJHC Business that Champion desires to assume (Schedule 2.8.3). Based upon the WJHC Interim Balance Sheet, the parties shall determine the amount thereafter due on the capital leases listed on Schedule 2.8.3 as of the date of such Interim Balance Sheet (the "Estimated Value of WJHC Assumed Capital Leases").

         2.9 WORKING CAPITAL DIFFERENTIAL. Not more than sixty (60) days after the Closing Date (i) Champion shall deliver to WJHC the balance sheets for CHCP and CHCN as of the Closing Date (the "Champion Closing Balance Sheets") and (ii) WJHC shall deliver to Champion a balance sheet for WJHC as of the Closing Date (the "WJHC Closing Balance Sheet"). The Champion Closing Balance Sheets and the WJHC Closing Balance Sheet shall be prepared using the same methodologies and assumptions used in connection with the preparation of the Champion Interim Balance Sheets and the WJHC Interim Balance Sheet, respectively, and in accordance with GAAP, except as modified herein. The "Working Capital Differential" shall be the amount that either (i) the Champion Working Capital is greater than the WJHC Working Capital or (ii) the amount the Champion Working Capital is less than the WJHC Working Capital, as applicable.

         2.10 CHAMPION WORKING CAPITAL. The "Champion Working Capital" shall be an amount equal to the value of (A) CHCP Net Working Capital (as hereinafter defined) as of the date of, and based upon the Closing Date Balance Sheet of CHCP and (B) CHCN Net Working Capital (as hereinafter defined) as of the date of, and based upon the Closing Date Balance Sheet of CHCN.

         For the Champion Working Capital, "CHCP's Net Working Capital" and "CHCN's Net Working Capital" shall be determined using the same methodologies used to determine CHCP's Initial Net Working Capital and CHCN's Initial Net Working Capital, respectively, using the respective Closing Date Balance Sheets of CHCP and CHCN except that (i) the amount of the "Supplies" shall be replaced with the Value of CHCP Supplies and the Value of CHCN Supplies, as appropriate (as each of such terms is hereinafter defined) and (ii) the amount of the "Prepaids" shall be replaced with the Value of CHCP Prepaids and the Value of CHCN Prepaids, as appropriate (as each of such terms is hereinafter defined).

                 2.10.1 SUPPLIES. No more than three days prior to the Closing Date, Champion and WJHC shall conduct a physical inventory of the inventory and supplies on hand at the Champion Hospital and the Champion SNF (collectively, the "Champion Facilities"). Based on such inventory, WJHC and Champion shall value the supplies at each one of the Champion Facilities using the lower of cost or market method (the "Value of CHCP Supplies" and "Value of CHCN Supplies", respectively) as of the date of such inventory and Champion shall prepare a schedule thereof. In calculating the Champion Working Capital, the amount of the Value of CHCP Supplies and the Value of CHCN Supplies shall be increased or decreased, as appropriate, to reflect the value of the additions to, and deletions from, the supplies of the Champion Facilities between the inventory date and the Closing Date.

                 2.10.2 CHAMPION PREPAIDS. Based on the Closing Date Balance Sheet, Champion and WJHC shall agree prior to the Post Closing Adjustment Date on the prepaid expenses in respect of which WJHC shall receive an economic benefit for each one of the Champion Facilities (the "Value of CHCP Prepaids" and "Value of CHCN Prepaids", respectively), and the prepaid expenses which are among the Excluded Assets (the "Champion Excluded Prepaid Expenses").

         2.11 WJHC WORKING CAPITAL. The "WJHC Working Capital" shall be an amount equal to the value of the WJHC Net Working Capital (as hereinafter defined) as of the date of, and based upon the Closing Date Balance Sheet of WJHC.

         For the WJHC Working Capital, "WJHC's Net Working Capital" shall be determined using the same methodologies used to determine WJHC's Initial Net Working Capital using the Closing Date Balance Sheet of WJHC, except that (i) the amount of the "Supplies" shall be replaced with the Value of WJHC Supplies (as hereinafter defined) and (ii) the amount of "Prepaids" shall be replaced with the Value of WJHC Prepaids (as hereinafter defined).

                          2.11.1  SUPPLIES.  No more than three days prior to
the Closing Date, Champion and WJHC shall conduct a physical inventory of the inventory and supplies on hand at the WJHC Hospital. Based on such inventory, Champion and WJHC shall value the supplies at the WJHC Hospital using the lower of cost or market method (the "Value of WJHC Supplies") as of the date of such inventory and WJHC shall prepare a schedule thereof. In calculating WJHC's Net Working Capital for the WJHC Working Capital, the amount of the Value of WJHC Supplies shall be increased or decreased, as appropriate, to reflect the value of the additions to, and deletions from, the supplies of the WJHC Hospital between the inventory date and the Closing Date.

                          2.11.2  WJHC PREPAID EXPENSES.  Based on the Closing
Date Balance Sheet, Champion and WJHC shall agree prior to the Post Closing Adjustment Date on the prepaid expenses in respect of which WJHC shall receive an economic benefit for each one of the WJHC Hospital (the "Value of WJHC Prepaids"), and the prepaid expenses which are among the Excluded Assets (the "WJHC Excluded Prepaid Expenses").

         2.12 PRORATION. For purposes of the Working Capital Differential, Champion and WJHC shall prorate, as of the Closing Date, for each of the Champion Business and the WJHC Business any amounts which become due and payable after the Closing Date, which are attributable to services received or taxes associated with periods prior to Closing with respect to (i) the Champion Contracts or the WJHC Contracts; (ii) ad valorem taxes, if any, on the Champion Assets or the WJHC Assets; (iii) property taxes on the Champion Assets or the WJHC Assets; and (iv) all utilities servicing any of the Champion Assets or the WJHC Assets, including, without limitation, water, sewer, telephone, electricity and gas service (the "Prorations").

         2.13 PAYMENT OF POST-CLOSING DIFFERENTIAL. On or before 90 days after the Closing Date, (i) WJHC will pay to Champion the amount by which Champion Working Capital exceeds Initial Champion Working Capital, or Champion will pay to WJHC the amount by which Champion Working Capital is less than Initial Champion Working Capital, and (ii) Champion will pay to WJHC the amount by which WJHC Working Capital exceeds Initial WJHC Working Capital, or WJHC will pay to Champion the amount by which WJHC Working Capital is less than Initial WJHC Working Capital.

         2.14 DISPUTE OF ADJUSTMENTS. In the event that Champion and/or WJHC shall dispute the working capital determination to be effected hereunder and such dispute is not resolved to the mutual satisfaction of Champion and WJHC within ninety (90) days after the Closing Date, Champion and WJHC shall each have the right to require that such disputed determinations be submitted to KPMG Peat Marwick acting as experts and not as arbitrators, or to such other certified public accounting firm as Champion and WJHC may then mutually agree upon in writing, for computation or verification in accordance with the provisions of this Agreement and interpretation, where applicable, in accordance with GAAP. The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties; the decision of such accounting firm shall be final and binding upon Champion and WJHC; there shall be no right of appeal from such decision; and such accounting firm's fees and expenses for each such disputed determination shall be borne by the party whose determination has been modified by such accounting firm's report or by both parties in proportion to the relative amount each party's determination has been modified.

         2.15 INTERPRETATION. In this Agreement, unless the context otherwise requires:

                 2.15-1   references to this Agreement are references to this
Agreement and to the Schedules and Exhibits hereto (as hereinafter defined);

                 2.15-2   references to Articles and Sections are references to
articles and sections of this Agreement;

                 2.15-3   references to any party to this Agreement shall
include references to its respective successors and permitted assigns;

                 2.15-4   references to a judgment shall include references to
any order, writ, injunction, decree, determination or award of any court or tribunal;

                 2.15-5   references to a "Person" shall mean to any
individual, company, body corporate, association, partnership, limited liability company, firm, joint venture, trust and governmental agency;

                 2.15-6   the terms "hereof," "herein," "hereby," and
derivative or similar words will refer to this entire Agreement;

                 2.15-7   references to any document (including this Agreement)
are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time in accordance with Section 13.17;

                 2.15-8   references to "Champion" shall mean each of CHCJV,
CHCH, CHCP and CHCN, jointly and severally;

                 2.15-9 references to any law are references to that law as of the Closing Date, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

                 2.15-10 the word "including" shall mean including without limitation;

                 2.15-11 each representation, warranty and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant; and

                 2.15-12 references to time are references to Central Standard or Daylight time (as in effect on the applicable day) unless otherwise specified herein; and

                 2.15-13 all Schedules attached hereto by the respective parties shall clearly identify the Business to which each item on each one of the Schedules pertains.

                 2.15-14 The word "affiliate" shall mean as to any Person any other Person directly or indirectly controlling, controlled by or under common control with such Person; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person through ownership of voting securities, by contract or otherwise.

         3.      CLOSING

         3.1 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Sections 8 and 9 hereof, the consummation of the exchange of the Champion Assets and the WJHC Assets and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Columbia/HCA Healthcare Corporation located at One Park Plaza, Nashville, Tennessee at 10:00 a.m. local time on or before December 31, 1995 or at such date and/or at such other location as the parties hereto may mutually designate in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the calendar day following the Closing Date or such other date and time as the parties may mutually designate in writing.

         3.2 ACTION OF CHAMPION AT CLOSING. At the Closing and unless otherwise waived in writing by WJHC each of CHCJV, CHCH, CHCP and CHCN, as applicable, shall deliver to WJHC the following:

                 (a)      The Additional Consideration;

                 (b) The Initial Working Capital Differential, if required;

                 (c) Deeds containing special warranty of title, fully executed by CHCJV in recordable form, conveying to WJHC good and marketable fee title, to the Hospital Real Property and the SNF Real Property (collectively, the "Champion Real Property") subject only to the liens and encumbrances permitted herein;

                 (d) A General Bill of Sale and Assignment, fully executed by CHCJV, conveying to WJHC good and marketable title to all tangible assets which are a part of the Champion Assets and valid title to all intangible assets which are a part of the Champion Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Champion Assumed Liabilities;

                 (e) An Assignment of Leases and Contracts, fully executed by CHCJV, conveying to WJHC Champion's interest in the Champion Contracts;

                 (f) CHCJV's signature to the WJHC Data Processing Services Agreement as described in and provided by Section 11.1 hereof, fully executed by Columbia/HCA Information Systems, Inc.;

                 (g) A Final Title Commitment covering the Champion Real Property as described in and provided by Section 6.8(a) hereof;

                 (h) Copies of resolutions duly adopted by the shareholders of CHCJV authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of Champion;

                 (i) Copies of resolutions duly adopted by the board of directors of CHCJV, CHCH and CHCP authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement, the merger of CHCP and CHCN into CHCJV and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of CHCJV, CHCH and CHCP;

                 (j) Certificates of the President or a Vice President of CHCJV certifying that each covenant and agreement of CHCP or CHCN to be performed prior to or as of Closing pursuant to this Agreement has been performed in all material respects;

                 (k) Certificates of the President or a Vice President of CHCJV certifying that each of the representations and warranties of CHCP or CHCN set forth herein is true and correct in all material respects as of the Closing Date;

                 (l) Certificates of incumbency for the respective officers of CHCJV, CHCP and CHCH executing this Agreement or making certifications for Closing dated as of Closing;

                 (m) Certificates of existence and good standing of CHCJV, CHCH, CHCP and CHCH from the state in which it is incorporated, each dated the most recent practical date prior to Closing;

                 (n) Certificate of merger of CHCP and CHCN into CHCJV together with a copy of the articles of merger affixed thereto from the states in which CHCJV, CHCP and CHCN are incorporated;

                 (o) The opinion of the general counsel or an assistant general counsel to Champion Healthcare Corporation ("CHC") as described in and provided by Section 8.2 hereof;

                 (p) An Assumption Agreement, fully executed by CHCJV, pursuant to which CHCJV shall assume the future payment and performance of the WJHC Assumed Liabilities as herein provided;

                 (q) A Guaranty from CHC in form and substance satisfactory to WJHC, pursuant to which CHC shall guaranty the performance of the obligations and covenants of Champion hereunder; and

                 (r) Such other instruments and documents as WJHC reasonably deems necessary to effect the transactions contemplated hereby.

         3.3 ACTION OF WJHC AT CLOSING. At the Closing and unless otherwise waived in writing by Champion, WJHC shall deliver to Champion the following:

                 (a) The Initial Working Capital Differential, if required;

                 (b) Deeds containing special warranty of title, fully executed by WJHC in recordable form, conveying to CHCJV good and marketable fee title, to the WJHC Real Property, subject only to the liens and encumbrances permitted herein;

                 (c) A General Bill of Sale and Assignment, fully executed by WJHC, conveying to CHCJV good and marketable title to all tangible assets which are a part of the WJHC Assets and valid title to all intangible assets which are a part of the WJHC Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the WJHC Assumed Liabilities;

                 (d) An Assignment of Leases and Contracts, fully executed by WJHC, conveying to CHCJV, WJHC's interest in the WJHC Contracts;

                 (e) The WJHC Data Processing Services Agreement as described in and provided by Section 11.1 hereof;

                 (f) A Final Title Commitment covering the WJHC Real Property as described in and provided by Section 7.8 hereof;

                 (g) Copies of resolutions duly adopted by the board of directors of WJHC authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of WJHC;

                 (h) Certificates of the President or a Vice President of WJHC certifying that each covenant and agreement of WJHC to be performed prior to or as of Closing pursuant to this Agreement has been performed in all material respects;

                 (i) Certificates of the President or a Vice President of WJHC certifying that each of the representations and warranties of WJHC set forth herein is true and correct in all material respects as of the Closing Date;

                 (j) Certificates of incumbency for the respective officers of WJHC executing this Agreement or making certifications for Closing dated as of Closing;

                 (k) Certificates of existence and good standing of WJHC from the state in which it is incorporated, dated the most recent practical date prior to Closing;

                 (l) The opinion of an in-house counsel to Columbia/HCA Healthcare Corporation as described in and provided by Section 9.2 hereof;

                 (m) An Assumption Agreement, fully executed by WJHC, pursuant to which WJHC shall assume the future payment and performance of the Champion Assumed Liabilities as herein provided;

                 (n) A Guaranty from HTI of Utah, Inc., a Utah corporation, ("HTI") in form and substance satisfactory to Champion, pursuant to which HTI shall guarantee the performance of the obligations and covenants of WJHC hereunder.

                 (o) Such other instruments and documents as Champion reasonably deems necessary to effect the transactions contemplated hereby.

         3.4 ADDITIONAL ACTS. From time to time after Closing, Champion and WJHC shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as either party reasonably may request, to more effectively convey and transfer full right, title and interest to, vest in, and place such party in legal and actual possession of, any and all of the Champion Assets or the WJHC Assets, as the case may be.

         4.      REPRESENTATIONS AND WARRANTIES OF CHAMPION

         As of the date hereof and as of the Closing Date, except as disclosed in the Schedules, Champion represents and warrants to WJHC the following:

         4.1 CORPORATE CAPACITY. Each of the Champion Entities is a corporation duly organized and validly existing and in good standing under the laws of the states in which it is incorporated. Each Champion Entity has the requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its businesses as now being conducted.

         4.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by Champion and all other agreements referenced in or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by
Champion:

                 (a) are within Champion's corporate powers, are not in contravention of law or of the terms of its Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized by all appropriate corporate action;

                 (b) to the best of Champion's knowledge after due inquiry and except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                 (c) will neither conflict with nor result in any material breach or contravention of, nor permit the acceleration of the maturity of the Champion Assumed Liabilities, or the creation of any lien, charge or encumbrance affecting any Champion Assets, individually or in the aggregate, having a value in excess of Five Thousand Dollars ($5,000);

                 (d) will not violate any statute, law, rule or regulation of any governmental authority to which Champion or the Champion Assets may be subject and which may have an effect on the Champion Assets causing liability in excess of Five Thousand Dollars ($5,000); and

                 (e) will not violate any judgment of any court or governmental authority to which Champion or the Champion Assets may be subject and which may have an effect on the Champion Assets causing liability in excess of Five Thousand Dollars ($5,000).

         4.3 BINDING AGREEMENT. This Agreement and all agreements to which Champion will become a party hereunder are and will constitute the valid and legally binding obligation of Champion, and are and will be enforceable against it in accordance with the respective terms hereof or thereof.

         4.4 FINANCIAL STATEMENTS. Champion has delivered to WJHC copies of the following financial statements of CHCP and CHCN on an accrual-basis (Schedule 4.4) (the "Champion Financial Statements"):

                 (a) Unaudited Balance Sheets dated as of September 30, 1995 (the "Balance Sheet Date");

                 (b) Unaudited Income Statements for the nine-month period ended as of the Balance Sheet Date; and

                 (c) Unaudited Balance Sheets, Income Statements and Statements of Cash Flows for the fiscal years of the Champion Business ended on December 31, 1993 and 1994.

         Such unaudited Champion Financial Statements materially conform to generally accepted accounting principles and practices consistently applied, except as set forth in Schedule 4.4. Such Champion Balance Sheets present fairly the financial condition of the Champion Business as of the dates indicated thereon, and such Champion Income Statements and Statements of Cash Flows present fairly the results of operations and cash flows of the Champion Business for the periods indicated thereon. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Champion Business as reflected in such Champion Financial Statements.

         4.5 EXTRAORDINARY LIABILITIES. Champion has delivered to WJHC an accurate list (Schedule 4.5) of all liabilities of Champion relating to the Champion Business not included within Schedule 4.4, which are of the kind and character required in financial statements prepared in accordance with generally accepted accounting principles and which were incurred other than in the ordinary course of business, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities as to which the liabilities are not fixed, a reasonable estimate of the maximum amount which may be payable in respect thereof. Except as disclosed in Schedules 4.4, 4.5, or 4.9 and to the best of Champion's knowledge, Champion has no liabilities of any nature, whether accrued, absolute, contingent or otherwise. To the best of Champion's knowledge, there are no facts in existence on the date hereof known or which should be known to Champion which might reasonably serve as the basis for any liability or obligation of Champion relating to the Champion Business which is not fully disclosed in Schedule 4.4, 4.5 or 4.19.

         4.6 LICENSES AND CERTIFICATES OF NEED. (A) The Champion Hospital is duly licensed by the Alabama Department of Public Health as a 85-bed acute care hospital. The Champion SNF is duly licensed by the Alabama Department of Public Health as a 72-bed skilled nursing facility.

The Champion Facilities' pharmacies, laboratories and all other ancillary departments located at the Champion Facilities or operated for the benefit of the Champion Facilities, which are required to be specially licensed, are licensed by the appropriate licensing agency. Champion has all other licenses, permits, and approvals which are needed or required by law to operate the Champion Business and to use its assets as those assets are currently used, except where the failure to obtain and maintain any such licenses, permits or approvals would not have a material adverse effect on the operations or financial condition of the Champion Facilities. The Champion Facilities and each of such ancillary departments is in compliance with all such licensing requirements. Champion has delivered to WJHC all such licenses and permits, owned or held by Champion relating to the ownership, development or operations of the Champion Business or Champion Assets all of which are now and immediately prior to Closing shall be, to the best of Champion's knowledge after due inquiry, in good standing. To the best of Champion's knowledge, immediately prior to Closing there will be no, provisions in, or agreements relating to, any such licenses or permits which would preclude or limit Champion from operating the Champion Business and using all the beds of the Champion Facilities as they are currently classified. Champion has no knowledge of any fire code violations in the Champion Facilities. Champion has delivered to WJHC the Champion Facilities' most recent state licensing report and list of deficiencies, if any, and the Champion Facilities' most recent fire marshall survey and list of deficiencies, if any. Except as provided in
Schedule 4.6, Champion has cured all deficiencies noted therein.

         (b) COMPLIANCE WITH APPLICATION FOR CERTIFICATE OF NEED. Except as set forth in Schedule 4.6 hereto, (i) no application for any Certificate of Need, Exemption Certificate or Declaratory Ruling has been made by Champion with the State Health Planning Agency of Alabama ("CON Agency") which is currently pending or open before the CON Agency and no such application (collectively "Applications") filed by Champion within the past three (3) years has been ultimately denied by any commission, board or agency or withdrawn by
Champion: (ii) as of the date hereof, no Applications are being prepared by or for or on behalf of Champion for submission to or before any commission, board or agency; (iii) Champion has not prepared, filed, supported or presented opposition to any Applications filed by another hospital or health care facility with any commission, board or agency within the past three (3) years;
(iv) Champion has no Applications pending and has no approved Applications which related to projects not yet completed; and (v) Champion has properly filed all required applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under the Code of Ala., 1975, Sections 22-21-20, et seq. or under the Social Security Act, occurring on or before the date hereof.

         As used herein "Certificate of Need" means a written statement issued by the CON Agency evidencing community need for a new, converted, expanded or otherwise significantly modified health care facility, health service or hospice and "Exemption Certificate" means a written statement from the CON Agency stating that a health care project is not subject to the certificate of need provisions of the Code of Ala., 1975, Sections 22-21-20, et seq.

         4.7 MEDICARE PARTICIPATION/ACCREDITATION. Champion is eligible to receive payment under Titles XVIII and XIX of the Social Security Act and is a "provider" under existing provider agreements with the Medicare and Medicaid programs (the "Programs") through the applicable intermediaries. The Champion Facilities are in compliance with the conditions of participation of the Programs and have received all approvals or qualifications necessary for capital reimbursement on the Champion Assets. There is not pending, nor to the best of Champion's knowledge threatened, any proceeding or investigation under the Programs involving the Champion Facilities or any of the Champion Assets. The cost reports of the Champion Facilities for the Programs and for reimbursement of any other Agency Receivables for the fiscal years through December 31, 1994, have been filed and are complete and correct in all material respects. The cost reports of the Champion Facilities were filed when due. True and correct copies of all such reports for the three (3) most recent fiscal years of the Champion Facilities have been furnished to WJHC. There are no claims, actions or appeals pending (and Champion has not filed any claims or reports which should result in any such claims, actions or appeals) before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or Federal Medicare or Medicaid cost reports or claims filed by Champion on or before the date hereof, or any disallowances by any commission, board or agency in connection with any audit of such cost reports, except as specifically described and set forth on Schedule 4.7. No validation review or program integrity review related to the Champion Facilities, the operation thereof, or the consummation of the transactions contemplated herein, or related to the Champion Assets has been conducted by any commission, board or agency in connection with the Programs, and to the best knowledge of Champion, no such reviews are scheduled, pending or threatened against or affecting the Champion Facilities, or any of the Assets, or the consummation of the transactions contemplated hereby. The Champion Facilities are in full compliance in all material respects with all rules, regulations and requirements of all governmental agencies having jurisdiction over the Champion Facilities or their operations. Champion has delivered to WJHC true and complete copies of the Champion Facilities' most recent Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") accreditation survey report and deficiency list, if any and the Champion Facilities most recent Statement of Deficiencies and Plan of Correction. Except as provided in Schedule 4.7, Champion has cured all deficiencies noted therein.

         4.8 REGULATORY COMPLIANCE. Except as set forth on Schedule 4.8 hereto, Champion is in compliance in all material respects with all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the Champion Business and the operations of the Champion Business, including, without limitation, appropriate state licensing agencies and the Internal Revenue Service, and Champion has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on the Champion Assets.

         4.9 AGREEMENTS AND COMMITMENTS. Champion has delivered to WJHC an accurate list (Schedule 4.9) (the "Scheduled Champion Contracts") of all commitments, contracts, leases and agreements which do or may materially affect the Champion Business, the Champion Assets or the operation thereof, to which Champion is a party or by which Champion or any of the Champion Assets are bound (including, without limitation, provider based physician agreements, agreements with health maintenance organizations, preferred provider organizations or other alternative delivery systems, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements). Champion has delivered true and correct copies of such agreements to WJHC. Except for commitments, contracts, leases and agreements listed on Schedule 4.9, there are not:

                 (a) any contracts or commitments involving any material obligation which materially affects the Champion Assets and which cannot, or in reasonable probability will not, be performed or terminated before ninety (90) days after the Closing Date without payment of penalty or equivalent thereof;

                 (b) any contracts or commitments materially affecting ownership of, title to, use of, or any interest in real estate used or proposed to be used in connection with the Champion Assets;

                 (c) any patent licensing agreements or any other agreements, licenses or commitments with respect to patents, patent applications, trademarks, trade names, technical assistance, copyrights or other like terms affecting the Champion Assets;

                 (d) any contract, license or commitment relating to data processing programs, software or source codes utilized in connection with the Champion Assets;

                 (e) any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the Champion Assets;

                 (f) any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect the Champion Assets;

                 (g) any contracts or commitments providing for payments based in any manner on the revenues or profits of the Champion Assets; or

                 (h) any contract or commitment, whether in the ordinary course of business or not, which involves future payments, performance or services or delivery of goods or materials, to or by Champion of any amount or value in excess of Five Thousand Dollars ($5,000) in the aggregate affecting or which could affect the Champion Assets.

         4.10 THE SCHEDULED CHAMPION CONTRACTS. Except as expressly set forth on Schedule 4.9,

                 (a) The Scheduled Champion Contracts constitute valid and legally binding obligations of Champion and to the knowledge of Champion the Scheduled Champion Contracts constitute valid and legally binding obligations of the other parties thereto and are enforceable in accordance with their terms;

                 (b) Each Scheduled Champion Contract constitutes the entire agreement by and between the respective parties thereto;

                 (c) In all material respects, all obligations required to be performed under the terms of the Scheduled Champion Contracts have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the Champion Contracts and each of such Champion Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of the parties thereto; and

                 (d) Champion will use its best efforts to obtain assignments by the other party thereto in respect of the Scheduled Champion Contracts.

         4.11 SUPPLIES. Inventory and supplies are carried at cost on a first-in, first-out basis and are properly stated in the unaudited Champion Business Balance Sheet as of the Balance Sheet Date.

         4.12 EQUIPMENT. Champion has delivered to WJHC a depreciation schedule as of December 31, 1994 (Schedule 4.12) which, to the best of Champion's knowledge, takes into consideration all the equipment associated with, or constituting any part of, the Champion Assets. Since the Balance Sheet Date, Champion have not sold or otherwise disposed of any item of equipment having a value in excess of $5,000 associated with, or constituting any part of, the Champion Assets.

         4.13 REAL PROPERTY. Champion owns fee or leasehold title to the Champion Real Property described in Schedule 4.13 hereto, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, and there exist no mortgages, liens, restrictions, agreements, claims or other encumbrances which causes title to the Champion Real Property to be unmarketable or which will materially interfere with WJHC's use of the Champion Assets in a manner consistent with the current use thereof by Champion.
Champion has indicated on Schedule 4.13 which of the properties listed thereon are owned by Champion and which are leased by Champion. The Champion Real Property will be conveyed to WJHC subject only to current taxes not yet due and payable, liens securing any indebtedness assumed by WJHC, any lease obligations assumed by WJHC and easements and other restrictions of record as more particularly described in Schedule 4.13 hereto and approved by WJHC (the "Champion Permitted Encumbrances"). The Champion Real Property comprises all of the real property owned or leased by Champion or affiliates of Champion (all of which Champion Real Property shall be conveyed to WJHC as of Closing) and associated with or employed in the operation of the Champion Business, and:

                 (a) If any lien or liens, including, without limitation, deed of trust liens, mechanics and materialmen's liens and judgment liens, is asserted against the Champion Real Property, other than the Champion Permitted Encumbrances, Champion shall obtain the release of such liens(s);

                 (b) Champion has not received notice of a violation of any applicable ordinance or other law, order, regulation or requirement, and has not received notice of condemnation, lien, assessment or the like, relating to any part of the Champion Real Property or the operation thereof; and

                 (c) At Closing, Champion shall convey with special warranty to WJHC good and marketable fee title to the Champion Real Property, and as to leases, conveyance shall be by assignment of lease, free and clear of any mortgage, lien, restriction, agreement, claim or other encumbrance, except for the Champion Permitted Encumbrances.

         4.14 TITLE. As of Closing and except as provided in Section 4.13 hereof in respect of title to the Champion Real Property, Champion shall own and hold good and marketable title to all tangible assets, real, personal or mixed and valid title to all intangible assets associated with or employed in the operation of the Champion Business or located on the Champion Real Property, all of which shall be a part of the Champion Assets, and, except as provided in Section 4.13 hereof in respect of title to the Champion Real Property, at Closing Champion will convey to WJHC good and marketable title to all properties, assets and leasehold estates, real, personal and mixed, tangible and intangible, constituting or associated with the Champion Assets or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance or charge, except those disclosed to WJHC and pertaining to the Champion Contracts.

         4.15 QUALITY AND CONDITION OF ASSETS. Other than with respect to warranties of title and other representations and warranties as herein provided, Champion shall transfer the Champion Assets to WJHC and WJHC shall accept the Champion Assets from Champion on an "as is, where is" basis.

         4.16 INSURANCE. Champion has delivered to WJHC an accurate schedule (Schedule 4.16) disclosing the insurance policies covering the ownership and operations of the Champion Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be until Closing in full force and effect on a claims made basis with no premium arrearages. True and correct copies of all such policies and any endorsements thereto have been or will be delivered to WJHC prior to Closing.

         4.17    EMPLOYEE BENEFIT PLANS.

                 4.17.1 DEFINITIONS. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below:

                 (1) Champion Plan. Each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, employee benefit plans which are not subject to some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by Champion or has been sponsored, maintained, or contributed to by Champion within six years prior to the Closing Date; and

                 (2) Champion Benefit Program or Agreement. Each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 4.17.1(1), which is sponsored, maintained, or contributed to by Champion or has been sponsored, maintained, or contributed to by Champion within six years prior to the Closing Date.

                 4.17.2 EMPLOYEE BENEFIT PLAN COMPLIANCE. Except as otherwise set forth on Schedule 4.17.2,

                 (1) Champion does not contribute to or have an obligation to contribute to, nor has Champion had at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                 (2) Champion has performed in all material respects all obligations, whether arising by operation of law or by contract, required to be performed by Champion in connection with each one of the Champion Plans and the Champion Benefit Programs and Agreements, and there have been no material defaults or violations by any party to the Plans or Benefit Programs and Agreements;

                 (3) Each Champion Plan that is intended to be qualified under Section 401 of the Code (i) satisfies the requirements of such Section, (ii) has received a favorable determination letter from the IRS regarding such qualified status and covering amendments required under the Unemployment Compensation amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the final nondiscrimination regulations under

         Section 401(a)(4) of the Code (or such amendments to such Champion Plan have been timely made and filed with the IRS for such a determination letter), and (iii) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status;

                 (4) As to any Champion Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Champion Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
         Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under
         Section 4042 of ERISA to terminate the Champion Plan, no liability to the PBGC has been incurred, and the assets of the Champion Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Champion Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                 (5) Each trust that is a part of a Champion Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status; and

                 (6) With respect to any employee benefit plan that is not a Champion Plan or Champion Agreement within the meaning of Section 3(3) of ERISA, which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or entity under common control with Champion within the meaning of
         Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (a) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (b) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by
         Section 302 of ERISA and Section 412 of the Code have been timely made.

         4.18 EMPLOYEE RELATIONS. There is no pending or, to the best of Champion's knowledge, threatened employee strike, work stoppage or labor dispute. No union representation question exists respecting any employees of the Champion Business, no collective bargaining agreement exists or is currently being negotiated by Champion, no demand has been made for recognition by a labor organization by or with respect to any employees of the Champion Business, no union organizing activities by or with respect to any employees of the Champion Business are taking place, and none of the employees of the Champion Business is represented by any labor union or organization. There is no unfair practice claim against the Champion Business before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or threatened against or involving the Champion Business and none has occurred. The Champion Business is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Champion is not engaged in any unfair labor practices. Except as set forth on Schedule 4.18, there are no pending or, to the best of Champion's knowledge, threatened EEOC claims, sexual harassment, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like.

         4.19 LITIGATION OR PROCEEDINGS. Champion has delivered to WJHC an accurate list and summary description (Schedule 4.19) of all litigation or proceedings with respect to the Champion Business and the Champion Assets to which Champion is a party. Champion is not in default under any law or regulation material to the operation of the Champion Business, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on Schedule 4.19, there are no claims, actions, suits, proceedings or investigations pending, or to the best of Champion's knowledge after due inquiry, threatened against or affecting Champion with respect to the Champion Business or the Champion Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

         4.20 SPECIAL FUNDS. None of the Champion Assets are subject to, and Champion shall indemnify and hold WJHC harmless from and against, any liability in respect of amounts received by Champion or others for the purchase or improvement of the Champion Assets or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C. Section 291 et seq.

         4.21 MEDICAL STAFF MATTERS. Champion has delivered to WJHC true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of the Champion Facilities. With regard to the medical staff of the Champion Facilities and except as set forth on Schedule 4.21 hereto, there are no pending or, to the best of Champion's knowledge, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

         4.22 TAX LIABILITIES. Champion has not taken and will not take any action, and Champion has not failed to take and will not fail to take any action, in respect of any federal, state or local taxes (including, without limitation, any withholdings required to be made in respect of employees) which may have an adverse effect upon the Champion Assets as of or subsequent to Closing.

         4.23 POST-BALANCE SHEET RESULTS. Since the Balance Sheet Date there has not been:

                 (a) any material adverse change in the financial position, assets, liabilities (contingent or otherwise), income or business of the Champion Business;

                 (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Champion Assets;

                 (c) any labor dispute, law or regulation or any event or condition of any character materially adversely affecting the business of the Champion Business;

                 (d) any sale, assignment, transfer or disposition of any item of plant, property or equipment of the Champion Business having a value in excess of Five Thousand Dollars ($5,000), except in the ordinary course of business with comparable replacement thereof; or

                 (e) any transaction by Champion outside the ordinary course of business which may cause a liability or obligation in excess of Five Thousand Dollars ($5,000) relating to the Champion Business.

         4.24    ENVIRONMENTAL MATTERS.

                 4.24.1

                 (a) For purposes of this Section, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment, whether now in existence or hereafter enacted and in effect at the time of Closing, in any and all jurisdictions in which the Champion Real Property is located.

                 (b) For purposes of this Section, the terms "hazardous substances" and "release" (or "threatened release") have the meanings specified in the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"); and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in the federal Resource Conservation Recovery Act ("RCRA"); provided, however, that to the extent the applicable laws, ordinances, rules, regulations or common law of the state in which the Champion Real Property is located establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, except that for purposes of this Section such defined terms shall not include non-friable asbestos.

                 (c) For purposes of this Section, the term "Governmental Authority" includes the United States, the state, county, city, and political subdivisions in which the Champion Real Property is located or that exercise jurisdiction over the Champion Real Property, and any agency, court, department, commission, board, bureau or instrumentality or any of them that exercises jurisdiction over the Champion Real Property.

                 (d) For purposes of this Section, the term "Environmental Condition" shall mean (a) any release or threatened release of a hazardous substance from, in, on, under, or onto the Champion Real Property in violation of any Environmental Law; (b) any releases or threatened release of a hazardous substance from the Champion Real Property in, on, under, or onto any other property that results in any damages, loss, cost, expenses, or other liability;
(c) any violation of any Environmental Law relating to the manufacture, processing, distribution, transportation, storage, use, discharge, handling, emission, or disposal of hazardous substances by or in connection with the Champion Business; or (d) any release or threatened release of a hazardous substance from, in, on, under, or onto the Champion Real Property resulting in liability to nongovernmental third parties in tort.

                 4.24.2 Except as disclosed in Schedule 4.24.2, Champion represents to its actual knowledge the following:

                 (a) Champion is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on any of the Champion Businesses;

                 (b) there are not any Environmental Conditions resulting from Champion', or any of Champion's affiliates' operations of the Champion Real Property that may give rise to any on-site or off-site remedial obligations, except for Environmental Conditions that do not require a clean up obligation and will not have a material adverse effect on any of the Champion Businesses;

                 (c) there are not any Environmental Conditions existing on or resulting from operations of the Champion Real Property by Persons other than Champion or any of Champion's affiliates that may give rise to any on-site or off-site remedial obligations;

                 (d) the Champion Real Property is not subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority under any Environmental Law;

                 (e) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Champion under any Environmental Law in connection with the Champion Real Property, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed and Champion is in compliance with the terms and conditions of all such notices, permits licenses and similar authorizations, except where the failure to obtain such authorizations would not have a material adverse effect on any of the Champion Businesses;

                 (f) without limiting the foregoing, there is no liability to any nongovernmental third party in tort in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, asbestos, or poly-chlorinated biphenyls ("PCBs") by Champion or any of Champion's affiliates, and by any other Person, into the environment as a result of or with respect to the Champion Real Property, except for releases that do not require a clean up obligation and will not have a material adverse effect on any of the Champion Businesses; and

                 (g) Champion has not: (a) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Champion Real Property or any facilities or operations thereon; (b) received notice under the citizen suit provision of any Environmental Law in connection with the Champion Real Property or any facilities or operations thereon; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim or suit with respect to any Environmental Condition relating to the Champion Real Property or any facilities or operations thereon; or (d) been subject to or threatened with any governmental or citizen action with respect to the Champion Real Property or any facilities or operations thereon; and Champion has no reason to believe that any of the above will be forthcoming.

         4.25 ASBESTOS. Except as set forth in Schedule 4.25, to the best knowledge of Champion after engaging an outside consultant neither the Champion Facilities nor any of the Champion Assets' physical plants contain any friable asbestos in any form.

         4.26 STATUTORY MERGER. As of the Closing Date, CHCP and CHCN shall have merged into CHCJV with CHCJV as the surviving entity and CHCJV shall hold good and marketable title to all of the SNF Assets and the Hospital Assets.

         4.27 FULL DISCLOSURE. This Agreement and Schedules hereto and all other documents and information furnished to WJHC and WJHC's representatives by Champion pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

         5.      REPRESENTATIONS AND WARRANTIES OF WJHC

         As of the date hereof and as of the Closing Date, except as disclosed in the Schedules, WJHC represents and warrants to Champion the following:

         5.1 CORPORATE CAPACITY. WJHC is a corporation duly organized and validly existing and in good standing under the laws of the state in which it is incorporated. WJHC has the requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its businesses as now being conducted.

         5.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by WJHC and all other agreements referenced in or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by WJHC:

                 (a) are within WJHC's corporate powers, are not in contravention of law or of the terms of its Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized by all appropriate corporate action;

                 (b) to the best of WJHC's knowledge after due inquiry and except for the Order and as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                 (c) will neither conflict with nor result in any material breach or contravention of, nor permit the acceleration of the maturity of the WJHC Assumed Liabilities, or the creation of any lien, charge or encumbrance affecting any WJHC Assets, individually or in the aggregate, having a value in excess of Five Thousand Dollars ($5,000);

                 (d) will not violate any statute, law, rule or regulation of any governmental authority to which WJHC or the WJHC Assets may be subject and which may have an effect on the WJHC Assets causing liability in excess of Five Thousand Dollars ($5,000); and

                 (e) will not violate any judgment of any court or governmental authority to which WJHC or the WJHC Assets may be subject and which may have an effect on the WJHC Assets causing liability in excess of Five Thousand Dollars ($5,000).

         5.3 BINDING AGREEMENT. This Agreement and all agreements to which WJHC will become a party hereunder are and will constitute the valid and legally binding obligation of WJHC, and are and will be enforceable against it in accordance with the respective terms hereof or thereof.

         5.4 FINANCIAL STATEMENTS. WJHC has delivered to Champion copies of the following financial statements of WJHC on an accrual-basis (Schedule 5.4) (the "WJHC Financial Statements"):

                 (a) Unaudited Balances Sheet dated as of September 30, 1995 (the "Balance Sheet Date");

                 (b) Unaudited Income Statements for the nine-month period ended on the Balance Sheet Date; and

                 (c) Unaudited Balance Sheets, Income Statements and Statements of Cash Flows for the four month period of the WJHC Business ended on December 31, 1994.

         Such unaudited WJHC Financial Statements materially conform to generally accepted accounting principles and practices consistently applied, except as set forth in Schedule 5.4. Such WJHC Balance Sheets present fairly the financial condition of WJHC and the WJHC Business as of the dates indicated thereon, and such WJHC Income Statements and Statements of Cash Flows present fairly the results of operations and cash flows of WJHC and the WJHC Business for the periods indicated thereon. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the WJHC Business as reflected in such WJHC Financial Statements.

         5.5 EXTRAORDINARY LIABILITIES. WJHC has delivered to Champion an accurate list (Schedule 5.5) of all liabilities of WJHC relating to the WJHC Business not included within Schedule 5.4, which are of the kind and character required in financial statements prepared in accordance with generally accepted accounting principles and which were incurred other than in the ordinary course of business, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities as to which the liabilities are not fixed, a reasonable estimate of the maximum amount which may be payable in respect thereof. Except as disclosed in Schedules 5.4, 5.5, or 5.9, and to the best of WJHC's knowledge, WJHC has no liabilities of any nature, whether accrued, absolute, contingent or otherwise. To the best of WJHC's knowledge, there are no facts in existence on the date hereof known or which should be known to WJHC which might reasonably serve as the basis for any liability or obligation of WJHC relating to the WJHC Business which is not fully disclosed in Schedule 5.4, 5.5 or 5.19.

         5.6 LICENSES AND CERTIFICATE OF NEED. The WJHC Hospital is duly licensed by the Utah Department of Health as a 50-bed acute care hospital. The WJHC Hospital's pharmacies, laboratories and all other ancillary departments located at the WJHC Hospital or operated for the benefit of the WJHC Hospital, which are required to be specially licensed, are licensed by the appropriate licensing agency. WJHC has all other licenses, permits, and approvals which are needed or required by law to operate the WJHC Business and to use its assets as those assets are currently used, except where the failure to obtain and maintain any such licenses, permits or approvals would not have material adverse effect on the operations or financial condition of the WJHC Hospital. The WJHC Hospital and each of such ancillary departments is in compliance with all such licensing requirements. WJHC has delivered to Champion all such licenses and permits, owned or held by WJHC relating to the ownership, development or operations of the WJHC Business or WJHC Assets all of which are now and immediately prior to Closing shall be, to the best of WJHC's knowledge after due inquiry, in good standing. To the best of WJHC's knowledge, immediately prior to Closing there will be no, provisions in, or agreements relating to, any such licenses or permits which would preclude or limit WJHC from operating the WJHC Business and using all the beds of the WJHC Hospital as they are currently classified. WJHC has no knowledge of any fire code violations in the WJHC Hospital. WJHC has delivered to Champion the WJHC Hospital's most recent state licensing report and list of deficiencies, if any, and the WJHC Hospital's most recent fire marshall survey and list of deficiencies, if any. Except as provided in Schedule 5.6, WJHC has cured all deficiencies noted therein. [ADDITIONAL LICENSES?]

         5.7 MEDICARE PARTICIPATION/ACCREDITATION. WJHC is eligible to receive payment under Titles XVIII and XIX of the Social Security Act and is a "provider" under existing provider agreements with the Programs through the applicable intermediaries. The WJHC Hospital is in compliance with the conditions of participation of the Programs and have received all approvals or qualifications necessary for capital reimbursement on the WJHC Assets. There is not pending, nor to the best of WJHC's knowledge threatened, any proceeding or investigation under the Programs involving the WJHC Hospital or any of the WJHC Assets. The cost reports of the WJHC Hospital for the Programs and for reimbursement of any other WJHC Agency Receivables for the fiscal years through August 31, 1994, have been filed and are complete and correct in all material respects. The cost reports of the WJHC Hospital were filed when due. True and correct copies of all such reports for the three (3) most recent fiscal years of the WJHC Hospital have been furnished to Champion There are no claims, actions or appeals pending (and WJHC has not filed any claims or reports which should result in any such claims, actions or appeals) before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or Federal Medicare or Medicaid cost reports or claims filed by WJHC on or before the date hereof, or any disallowances by any commission, board or agency in connection with any audit of such cost reports, except as specifically described and set forth on
Schedule 5.7. No validation review or program integrity review related to the WJHC Hospital, the operation thereof, or the consummation of the transactions contemplated herein, or related to the WJHC Assets has been conducted by any commission, board or agency in connection with the Programs, and to the best knowledge of WJHC, no such reviews are scheduled, pending or threatened against or affecting the WJHC Hospital, or any of the Assets, or the consummation of the transactions contemplated hereby. The WJHC Hospital is in full compliance in all material respects with all rules, regulations and requirements of all governmental agencies having jurisdiction over the WJHC Hospital or its operations. WJHC has delivered to Champion true and complete copies of the WJHC Hospital's most recent JCAHO accreditation survey report and deficiency list, if any and the WJHC Hospital most recent Statement of Deficiencies and Plan of Correction. Except as provided in Schedule 5.7, WJHC has cured all deficiencies noted thereon.

         5.8 REGULATORY COMPLIANCE. Except as set forth on Schedule 5.8 hereto, WJHC is in compliance in all material respects with all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the WJHC Business and the operations of the WJHC Business, including, without limitation, the appropriate state licensing agencies and the Internal Revenue Service, and WJHC has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on the WJHC Assets.

         5.9 AGREEMENTS AND COMMITMENTS. WJHC has delivered to Champion an accurate list (Schedule 5.9) (the "Scheduled WJHC Contracts") of all commitments, contracts, leases and agreements which do or may materially affect the WJHC Business, the WJHC Assets or the operation thereof, to which WJHC is a party or by which WJHC or any of the WJHC Assets are bound (including, without limitation, provider based physician agreements, agreements with health maintenance organizations, preferred provider organizations or other alternative delivery systems, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements). WJHC has delivered true and correct copies of such agreements to Champion Except for commitments, contracts, leases and agreements listed on Schedule 5.9, there are not:

                 (a) any contracts or commitments involving any material obligation which materially affects the WJHC Assets and which cannot, or in reasonable probability will not, be performed or terminated before ninety (90) days after the Closing Date without payment of penalty or equivalent thereof;

                 (b) any contracts or commitments materially affecting ownership of, title to, use of, or any interest in real estate used or proposed to be used in connection with the WJHC Assets;

                 (c) any patent licensing agreements or any other agreements, licenses or commitments with respect to patents, patent applications, trademarks, trade names, technical assistance, copyrights or other like terms affecting the WJHC Assets;

                 (d) any contract, license or commitment relating to data processing programs, software or source codes utilized in connection with the WJHC Assets;

                 (e) any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the WJHC Assets;

                 (f) any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect the WJHC Assets;

                 (g) any contracts or commitments providing for payments based in any manner on the revenues or profits of the WJHC Assets; or

                 (h) any contract or commitment, whether in the ordinary course of business or not, which involves future payments, performance or services or delivery of goods or materials, to or by WJHC of any amount or value in excess of Five Thousand Dollars ($5,000) in the aggregate affecting or which could affect the WJHC Assets.

         5.10 THE SCHEDULED WJHC CONTRACTS. Except as expressly set forth on Schedule 5.9,

                 (a) The Scheduled WJHC Contracts constitute valid and legally binding obligations of WJHC and to the knowledge of WJHC the Scheduled WJHC Contracts constitute valid an legally binding obligations of the other parties thereto and are enforceable in accordance with their terms;

                 (b) Each Scheduled WJHC Contract constitutes the entire agreement by and between the respective parties thereto;

                 (c) In all material respects, all obligations required to be performed under the terms of the Scheduled WJHC Contracts have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the WJHC Contracts and each of such WJHC Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of the parties thereto; and

                 (d) WJHC will use its best efforts to obtain assignments by the other party thereto in respect of the Scheduled WJHC Contracts.

         5.11 SUPPLIES. Inventory and supplies are carried at cost on a first-in, first-out basis and are properly stated in the unaudited WJHC Business Balance Sheet as of the Balance Sheet Date.

         5.12 EQUIPMENT. WJHC has delivered to Champion a depreciation schedule as of February 1, 1995 (Schedule 5.12) which, to the best of WJHC's knowledge, takes into consideration all the equipment associated with, or constituting any part of, the WJHC Assets. Since the Balance Sheet Date, WJHC has not sold or otherwise disposed of any item of equipment having a value in excess of $5,000 associated with, or constituting any part of, the WJHC Assets.

         5.13 REAL PROPERTY. WJHC owns fee or leasehold title to the WJHC Real Property described in Schedule 5.13 hereto, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, and there exist no mortgages, liens, restrictions, agreements, claims or other encumbrances which causes title to the WJHC Real Property to be unmarketable or which will materially interfere with Champion's use of the WJHC Assets in a manner consistent with the current use thereof by WJHC. WJHC has indicated on
Schedule 5.13 which of the properties listed thereon are owned by WJHC and which are leased by WJHC. The WJHC Real Property will be conveyed to Champion subject only to current taxes not yet due and payable, liens securing any indebtedness assumed by Champion, any lease obligations assumed by Champion and easements and other restrictions of record as more particularly described in
Schedule 5.13 hereto and approved by Champion (the "WJHC Permitted Encumbrances"). The WJHC Real Property comprises all of the real property owned or leased by WJHC or affiliates of WJHC (all of which WJHC Real Property shall be conveyed to Champion as of Closing) and associated with or employed in the operation of the WJHC Business, and:

                 (a) If any lien or liens, including, without limitation, deed of trust liens, mechanics and materialmen's liens and judgment liens, is asserted against the WJHC Real Property, other than the WJHC Permitted Encumbrances, WJHC shall obtain the release of such liens(s);

                 (b) WJHC has not received notice of a violation of any applicable ordinance or other law, order, regulation or requirement, and has not received notice of condemnation, lien, assessment or the like, relating to any part of the WJHC Real Property or the operation thereof; and

                 (c) At Closing, WJHC shall convey with special warranty to Champion good and marketable fee title to the WJHC Real Property, and as to leases conveyance shall be by assignment of lease, free and clear of any mortgage, lien, restriction, agreement, claim or other encumbrance, except for the WJHC Permitted Encumbrances.

         5.14 TITLE. As of Closing and except as provided in Section 5.13 hereof in respect of title to the WJHC Real Property, WJHC shall own and hold good and marketable title to all tangible assets, real, personal or mixed and valid title to all intangible assets associated with or employed in the operation of the WJHC Business or located on the WJHC Real Property, all of which shall be a part of the WJHC Assets, and, except as provided in Section
5.13 hereof in respect of title to the WJHC Real Property, at Closing WJHC will convey to Champion good and marketable title to all properties, assets and leasehold estates, real, personal and mixed, tangible and intangible, constituting or associated with WJHC Assets or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance or charge, except those disclosed to Champion and pertaining to the WJHC Contracts.

         5.15 QUALITY AND CONDITION OF ASSETS. Other than with respect to warranties of title and other representations and warranties as herein provided, WJHC shall transfer the WJHC Assets to Champion and Champion shall accept the WJHC Assets from WJHC on an "as is, where is" basis.

         5.16 INSURANCE. WJHC has delivered to Champion an accurate schedule (Schedule 5.16) disclosing the insurance policies covering the ownership and operations of the WJHC Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be until Closing in full force and effect on a claims made basis with no premium arrearages. True and correct copies of all such policies and any endorsements thereto have been or will be delivered to Champion prior to Closing.

         5.17    EMPLOYEE BENEFIT PLANS.

                 5.17.1 DEFINITIONS. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below:

                 (1) WJHC Plan. Each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, employee benefit plans which are not subject to some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by WJHC or has been sponsored, maintained, or contributed to by WJHC within six years prior to the Closing Date; and

                 (2) WJHC Benefit Program or Agreement. Each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 5.17.1(1), which is sponsored, maintained, or contributed to by WJHC or has been sponsored, maintained, or contributed to by WJHC within six years prior to the Closing Date.

                 5.17.2 EMPLOYEE BENEFIT PLAN COMPLIANCE. Except as otherwise set forth on Schedule 5.17.2,

                 (1) WJHC does not contribute to or have an obligation to contribute to, nor has WJHC had at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                 (2) WJHC has performed in all material respects all obligations, whether arising by operation of law or by contract, required to be performed by WJHC in connection with each one of the WJHC Plans and the WJHC Benefit Programs and Agreements, and there have been no material defaults or violations by any party to the Plans or Benefit Programs and Agreements;

                 (3)      Each WJHC Plan that is intended to be qualified under
         Section 401 of the Code (i) satisfies the requirements of such Section, (ii) has received a favorable determination letter from the IRS regarding such qualified status and covering amendments required under the Unemployment Compensation amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the final nondiscrimination regulations under Section 401(a)(4) of the Code (or such amendments to such WJHC Plan have been timely made and filed with the IRS for such a determination letter), and (iii) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status;

                 (4) As to any WJHC Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of WJHC Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the WJHC Plan, no liability to the PBGC has been incurred, and the assets of the WJHC Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the WJHC Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                 (5) With respect to any employee benefit plan, which is not a WJHC Plan or WJHC Agreement, within the meaning of Section 3(3) of ERISA, which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or entity under common control with WJHC within the meaning of Section 414(b),
         (c), (m), or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (a) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (b) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and
         Section 412 of the Code have been timely made.

         5.18 EMPLOYEE RELATIONS. There is no pending or, to the best of WJHC's knowledge, threatened employee strike, work stoppage or labor dispute. No union representation question exists respecting any employees of the WJHC Business, no collective bargaining agreement exists or is currently being negotiated by WJHC, no demand has been made for recognition by a labor organization by or with respect to any employees of the WJHC Business, no union organizing activities by or with respect to any employees of the WJHC Business are taking place, and none of the employees of the WJHC Business is represented by any labor union or organization. There is no unfair practice claim against WJHC before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or threatened against or involving the WJHC Business and none has occurred. WJHC is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. WJHC is not engaged in any unfair labor practices. Except as set forth on Schedule 5.18, there are no pending or, to the best of WJHC's knowledge, threatened EEOC claims, sexual harassment, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like.

         5.19 LITIGATION OR PROCEEDINGS. WJHC has delivered to Champion an accurate list and summary description (Schedule 5.19) of all litigation or proceedings with respect to the WJHC Business and the WJHC Assets to which WJHC is a party. WJHC is not in default under any law or regulation material to the operation of the WJHC Business, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on
Schedule 5.19, there are no claims, actions, suits, proceedings or investigations pending, or to the best of WJHC's knowledge after due inquiry, threatened against or affecting WJHC with respect to the WJHC Business or the WJHC Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

         5.20 SPECIAL FUNDS. None of the WJHC Assets are subject to, and WJHC shall indemnify and hold Champion harmless from and against, any liability in respect of amounts received by WJHC or others for the purchase or improvement of the WJHC Assets or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C. Section 291 et seq.

         5.21 MEDICAL STAFF MATTERS. WJHC has delivered to Champion true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of the WJHC Hospital. With regard to the medical staff of the WJHC Hospital and except as set forth on Schedule 5.21 hereto, there are no pending or, to the best of WJHC's knowledge, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

         5.22 TAX LIABILITIES. WJHC has not taken and will not take any action, and WJHC has not failed to take and will not fail to take any action, in respect of any federal, state or local taxes (including, without limitation, any withholdings required to be made in respect of employees) which may have an adverse effect upon the WJHC Assets as of or subsequent to Closing.

         5.23 POST-BALANCE SHEET RESULTS. Since the Balance Sheet Date there has not been:

                 (a) any material adverse change in the financial position, assets, liabilities (contingent or otherwise), income or business of the WJHC Business;

                 (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the WJHC Assets;

                 (c) any labor dispute, law or regulation or any event or condition of any character materially adversely affecting the business of the WJHC Business;

                 (d) any sale, assignment, transfer or disposition of any item of plant, property or equipment of the WJHC Business having a value in excess of Five

         Thousand Dollars ($5,000), except in the ordinary course of business with comparable replacement thereof; or

                 (e) any transaction by WJHC outside the ordinary course of business which may cause a liability or obligation in excess of Five Thousand Dollars ($5,000) relating to the WJHC Business.

         5.24    ENVIRONMENTAL MATTERS.

                 5.24.1

                 (a) For purposes of this Section, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment, whether now in existence or hereafter enacted and in effect at the time of Closing, in any and all jurisdictions in which the WJHC Real Property is located.

                 (b) For purposes of this Section, the terms "hazardous substances" and "release" (or "threatened release") have the meanings specified in the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"); and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in the federal Resource Conservation Recovery Act ("RCRA"); provided, however, that to the extent the applicable laws, ordinances, rules, regulations or common law of the state in which the WJHC Real Property is located establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, except that for purposes of this Section such defined terms shall not include non-friable asbestos.

                 (c) For purposes of this Section, the term "Governmental Authority" includes the United States, the state, county, city, and political subdivisions in which the WJHC Real Property is located or that exercise jurisdiction over the WJHC Real Property, and any agency, court, department, commission, board, bureau or instrumentality or any of them that exercises jurisdiction over the WJHC Real Property.

                 (d) For purposes of this Section, the term "Environmental Condition" shall mean (a) any release or threatened release of a hazardous substance from, in, on, under, or onto the WJHC Real Property in violation of any Environmental Law; (b) any releases or threatened release of a hazardous substance from the WJHC Real Property in, on, under, or onto any other property that results in any damages, loss, cost, expenses, or other liability; (c) any violation of any Environmental Law relating to the manufacture, processing, distribution, transportation, storage, use, discharge, handling, emission, or disposal of hazardous substances by or in connection with the WJHC Business; or
(d) any release or threatened release of a hazardous substance from, in, on, under, or onto the WJHC Real Property resulting in liability to nongovernmental third parties in tort.

                 5.24.2 Except as disclosed in Schedule 5.24.2, WJHC represents to its actual knowledge the following:

                 (a) WJHC is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on any of the WJHC Business;

                 (b) there are not any Environmental Conditions resulting from WJHC's, or any of WJHC's affiliates' operations of the WJHC Real Property that may give rise to any on-site or off-site remedial obligations;

                 (c) there are not any Environmental Conditions existing on or resulting from operations of the WJHC Real Property by Persons other than WJHC or any of WJHC's affiliates that may give rise to any on-site or off-site remedial obligations, except for Environmental Conditions that do not require a clean up obligation and will not have a material adverse effect on any of the WJHC Businesses;

                 (d) the WJHC Real Property is not subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority under any Environmental Law;

                 (e) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by WJHC under any Environmental Law in connection with the WJHC Real Property, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed and WJHC is in compliance with the terms and conditions of all such notices, permits licenses and similar authorizations, except where the failure to obtain such authorizations would not have a material adverse effect on any of the WJHC Businesses;

                 (f) without limiting the foregoing, there is no liability to any nongovernmental third party in tort in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, asbestos, or poly-chlorinated biphenyls ("PCBs") by WJHC or any of WJHC's affiliates, and by any other Person, into the environment as a result of or with respect to the WJHC Real Property, except for releases that do not require a clean up obligation and will not have a material adverse effect on any of the WJHC Businesses; and

                 (g) WJHC has not: (a) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the WJHC Real Property or any facilities or operations thereon; (b) received notice under the citizen suit provision of any Environmental Law in connection with the WJHC

         Real Property or any facilities or operations thereon; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim or suit with respect to any Environmental Condition relating to the WJHC Real Property or any facilities or operations thereon; or (d) been subject to or threatened with any governmental or citizen action with respect to the WJHC Real Property or any facilities or operations thereon; and WJHC has no reason to believe that any of the above will be forthcoming.

         5.25 ASBESTOS. Except as set forth in Schedule 5.25, to the best knowledge of WJHC after engaging an outside consultant, neither the WJHC Hospital nor any of the WJHC Assets' physical plants contain any friable asbestos in any form.

         5.26 FULL DISCLOSURE. This Agreement and Schedules hereto and all other documents and information furnished to Champion and Champion's representatives by WJHC pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

         6.      COVENANTS OF CHAMPION

         6.1 INFORMATION. Between the date of this Agreement and the Closing Date, Champion shall afford to the officers and authorized representatives and agents of WJHC full and complete access to and the right to inspect the plants, properties, books and records of Champion relating to the Champion Assets, and will furnish WJHC with such additional financial and operating data and other information as to the business and properties of Champion relating to the Champion Assets as WJHC may from time to time reasonably request without regard to where such information may be located. WJHC's right of access and inspection shall be made in such a manner as not to interfere unreasonably with the operations of the Champion Assets.

         6.2 OPERATIONS. From the date hereof until the Closing Date, Champion will in respect of the Champion Business use its best efforts to:

                 (a) carry on the Champion Business in substantially the same manner as Champion has heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property of the Champion Business;

                 (b) maintain the Champion Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

                 (c) perform all of Champion's obligations under agreements relating to or affecting the Champion Assets, the Champion Business or the Champion Business' operations;

                 (d) endeavor to take all actions necessary and appropriate to render title to the Champion Assets free and clear of all liens, security agreements, claims, charges and encumbrances (except for the Champion Permitted Encumbrances) and to obtain appropriate releases, consents, estoppels and other instruments as WJHC may reasonably request;

                 (e) keep in full force and effect present insurance policies or other comparable insurance;

                 (f) maintain and preserve the Champion Business organization intact, retain the Champion Business' present employees and maintain the Champion Business' relationship with physicians, suppliers, customers and others having business relations with the Champion Business and to take such actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations to WJHC as of Closing; and

                 (g) permit and allow reasonable access by WJHC to make offers of post-Closing employment to any of the Champion Business' personnel, which personnel shall be allowed to accept such offers without penalty, competing offer or interference, and to establish relationships with physicians and others having business relations with the Champion Business.

         6.3 NEGATIVE COVENANTS. From the date hereof to the Closing Date, Champion in respect of the Champion Business will not, without the prior written consent of WJHC:

                 (a) amend or terminate any of the Champion Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except in the ordinary course of business and in no event greater than Ten Thousand Dollars ($10,000) per item or which is not terminable without cause or penalty within ninety (90) days following Closing;

                 (b) make offers of employment to any employees of Champion at the Champion Business for employment with Champion or any affiliate of Champion for periods subsequent to Closing, other than those employees who do not accept offers of post-Closing employment from WJHC;

                 (c) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the ordinary course of business in accordance with existing personnel policies;

                 (d) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Champion Assets, whether now owned or hereafter acquired;

                 (e) sell, assign or otherwise transfer or dispose of any property, plant or equipment (other than supplies), except in the normal course of business with comparable replacement thereof; or

                 (f) take any action outside the ordinary course of business.

         6.4 GOVERNMENTAL APPROVALS. Champion shall assist and cooperate with WJHC and WJHC's representatives and counsel in obtaining all governmental consents, approvals and licenses which WJHC reasonably deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated herein, including, but not limited to, information required by the United States Department of Justice (the "Justice Department") and/or the FTC in order to obtain all necessary governmental consents to the consummation of this transaction as required by the Order.

         6.5 FTC NOTIFICATION. Champion shall, if and to the extent required by law, file all reports or other documents required or requested by the Justice Department or the FTC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and all regulations promulgated thereunder, or in order to comply with the Order concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Champion agrees to furnish to WJHC such information concerning Champion as WJHC needs to perform its obligations under Section 7.5 of this Agreement. In addition, at the request of WJHC, Champion shall make such filings or submit such information to the FTC to comply with the Order.

         6.6 ADDITIONAL FINANCIAL INFORMATION. Within forty-five (45) days following the end of each calendar month prior to the Closing Date, Champion will deliver to WJHC true and complete copies of (i) the unaudited balance sheets and the related unaudited statements of income of, or relating to, the Champion Business for each month then ended, together with the notes, if any, related thereto, which presentation shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of the Champion Business and which shall fairly present the financial position and results of operations of the Champion Business as of the date and for the period indicated.

         6.7 CLOSING CONDITIONS. Champion will use its best efforts to cause the conditions specified in Sections 8 and 9 hereof over which Champion has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

         6.8     CHAMPION TITLE AND SURVEY MATTERS.

                 (a) CHAMPION TITLE COMMITMENT. Prior to the date hereof Champion furnished to WJHC a current title commitment (the "Champion Title Commitment") issued by Statewide Title Service, Inc., as agent for Lawyers Title Insurance Company (the "Title Company"), together with legible copies of all exceptions to title referenced therein. The Champion Title Commitment sets forth the state of title to the Champion Real Property owned in fee simple by Champion, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Champion Real Property which would appear in an owner's title policy, if issued. The Champion Title Commitment contains the express commitment of the Title Company to issue an owners' title insurance policy (the "Champion Title Policy") to WJHC in an amount equal to the appraised value of the Champion Real Property as determined by Valuation Counselors insuring such title to the Champion Real Property as is specified in the Champion Title Commitment. WJHC will have up until thirty
(30) days prior to the Closing Date to notify Champion in writing of any objections to Champion's title reflected by the Champion Title Commitment; provided, however, that WJHC may not object to any of the Champion Permitted Encumbrances. Champion agrees to use Champion's reasonable best efforts, which for purposes of this Section 6.8(a) shall include the payment of money to cure or remove, at or before Closing, any objection (including objections to the Champion Survey (as hereinafter defined) timely and properly raised by WJHC) which is properly and timely raised by WJHC in accordance with the provisions of this Agreement. If, despite its best efforts, Champion does not remove any such objection, prior to the Closing, WJHC, at WJHC's sole option, may: (a) acquire Champion Real Property in its then existing condition; or (b) terminate this Agreement by written notice to Champion, whereupon this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder (except for such rights and obligations that survive the termination of this Agreement pursuant to the terms hereof). The cost of the Champion Title Policy shall be borne by Champion.

                 (b) CHAMPION SURVEY. Prior to the date hereof, Champion delivered, at its sole cost and expense, to WJHC an as-built survey (the "Champion Survey") of the Champion Real Property acceptable to the Title Company for purposes of deleting standard survey exceptions as provided above and reflecting all improvements visible on the grounds and all easements, rights of way, means of ingress or egress encroachments and drainage ditches, whether abutting or interior, of record or on the grounds. The survey reflects whether and to the extent any portion of such Champion Real Property lies within the 100-year flood plain and shall otherwise be in a form satisfactory to WJHC. The survey certifies to the Title Company and WJHC in a form satisfactory to the Title Company and WJHC.

                 (c) CHAMPION TITLE POLICY. Within thirty (30) days after the Closing, Champion shall cause, at its sole cost and expense, the Champion Title Policy to be furnished to WJHC. The Champion Title Policy shall be issued in the amount specified in the Title Commitment and shall insure good and marketable fee simple title to the Champion Real Property.

The Champion Title Policy may contain the Champion Permitted Encumbrances, but shall contain no additional exceptions to title to the Champion Real Property other than the standard exceptions contained in an ALTA owners policy prescribed for use in the state where each parcel of the Champion Real Property is located, with the standard exception as to taxes limited to taxes for the current and subsequent years "not yet due and payable," with the standard exception for parties in possession limited to "tenants in possession, as tenants only, under unrecorded leases," with the standard exception as to unrecorded easements, visible and apparent easements, or other matters which would be disclosed by an inspection of the Champion Real Property deleted, with the standard exception as to mechanics', materialmen's or other matters relating to the completion of construction and payment of bills with respect thereto deleted, to the extent reasonably obtainable, with the standard exception as to areas, boundaries, discrepancies, encroachments, and other matters which would be disclosed by a survey of the Champion Real Property deleted, and with such additional deletions or modifications to the standard policy form and/or endorsements thereto as WJHC may reasonably require in connection with its review of the Champion Title Commitment and Champion Survey.

         6.9 NO-SHOP CLAUSE. From and after the date of the execution and delivery of this Agreement by Champion until the termination of this Agreement, Champion shall not (and, to the extent possible, will not permit any affiliate or any other Person acting for or on behalf of Champion or of any affiliate of Champion), without the prior written consent of WJHC: (i) offer for sale the Champion Assets (or any material portion thereof) or any ownership interest of any entity owning any of the Champion Assets; (ii) solicit offers to buy all or any material portion of the Champion Assets or any ownership interest of any entity owning any of the Champion Assets; (iii) hold discussions with any party (other than WJHC) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning any of the Champion Assets; (iv) enter into any agreement with any party (other than WJHC) with respect to the sale or other disposition of the Champion Assets (or any material portion thereof) or any ownership interest in any entity owning any of the Champion Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the Champion Assets (other than as provided in Section 6.10 below), or (v) furnish or cause to be furnished any information with respect to Champion or the Champion Assets to any Person that Champion or such affiliate or any such Person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization. If Champion or any such affiliate or any such Person acting for or on their behalf receives from any Person (other than from WJHC or a representative thereof) any offer, inquiry or informational request referred to above, Champion will promptly advise such Person, by written notice, of the terms of this Section 6.9 and will promptly advise WJHC of such offer, inquiry or request and deliver a copy of such notice to WJHC together with a copy of all documents that constitute, relate or refer to any and all responses to such offer, inquiry or request.

         6.10 MERGER. Prior to the Closing Date, CHCP and CHCN shall merge into CHCJV with CHCJV as the surviving corporation.

         6.11 SOUTHRIDGE, L.L.C. Champion shall use its reasonable best efforts to assist WJHC in obtaining the consents referenced in Section 7.10 hereof.

         7.      COVENANTS OF WJHC

         7.1 INFORMATION. Between the date of this Agreement and the Closing Date, WJHC shall afford to the officers and authorized representatives and agents of Champion full and complete access to and the right to inspect the plants, properties, books and records of WJHC relating to the WJHC Assets, and will furnish Champion with such additional financial and operating data and other information as to the business and properties of WJHC relating to the WJHC Assets as Champion may from time to time reasonably request without regard to where such information may be located. Champion's right of access and inspection shall be made in such a manner as not to interfere unreasonably with the operations of the WJHC Assets.

         7.2 OPERATIONS. From the date hereof until the Closing Date, WJHC will in respect of the WJHC Business use its best efforts to:

                 (a) carry on the WJHC Business in substantially the same manner as WJHC has heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property of the WJHC Business;

                 (b) maintain the WJHC Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

                 (c) perform all of WJHC's obligations under agreements relating to or affecting the WJHC Assets, the WJHC Business or the WJHC Business' operations;

                 (d) endeavor to take all actions necessary and appropriate to render title to the WJHC Assets free and clear of all liens, security agreements, claims, charges and encumbrances (except for the WJHC Permitted Encumbrances) and to obtain appropriate releases, consents, estoppels and other instruments as Champion may reasonably request;

                 (e) keep in full force and effect present insurance policies or other comparable insurance;

                 (f) maintain and preserve the WJHC Business organization intact, retain the WJHC Business' present employees and maintain the WJHC Business' relationship with physicians, suppliers, customers and others having business relations with the WJHC Business and to take such actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations to Champion as of Closing; and

                 (g) permit and allow reasonable access by Champion to make offers of post-Closing employment to any of the WJHC Business' personnel, which personnel shall be allowed to accept such offers without penalty, competing offer or interference, and to establish relationships with physicians and others having business relations with the WJHC Business.

         7.3 NEGATIVE COVENANTS. From the date hereof to the Closing Date, WJHC in respect of the WJHC Business will not, without the prior written consent of Champion:

                 (a) amend or terminate any of the WJHC Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except in the ordinary course of business and in no event greater than Ten Thousand Dollars ($10,000) per item or which is not terminable without cause or penalty within ninety (90) days following Closing;

                 (b) make offers of employment to any employees of WJHC at the WJHC Business for employment with WJHC or any affiliate of WJHC for periods subsequent to Closing, other than those employees who do not accept offers of post-Closing employment from Champion;

                 (c) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the ordinary course of business in accordance with existing personnel policies;

                 (d) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the WJHC Assets, whether now owned or hereafter acquired;

                 (e) sell, assign or otherwise transfer or dispose of any property, plant or equipment (other than supplies), except in the normal course of business with comparable replacement thereof; or

                 (f) take any action outside the ordinary course of business.

         7.4 GOVERNMENTAL APPROVALS. WJHC shall assist and cooperate with Champion and Champion's representatives and counsel in obtaining all governmental consents, approvals and licenses which Champion reasonably deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated herein.

         7.5 FTC NOTIFICATION. WJHC shall, if and to the extent required by law, file all reports or other documents required or requested by the Justice Department or the FTC under the HSR Act, and all regulations promulgated thereunder, or in order to comply with the Order concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. WJHC agrees to furnish to Champion such information concerning WJHC as Champion needs to perform its obligations under Section 6.5 of this Agreement.

         7.6 ADDITIONAL FINANCIAL INFORMATION. Within thirty (30) days following the end of each calendar month prior to the Closing Date, WJHC will deliver to Champion true and complete copies of (i) the unaudited balance sheets and the related unaudited statements of income of, or relating to, the WJHC Business for each month then ended, together with the notes, if any, related thereto, which presentation shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of the WJHC Business and which shall fairly present the financial position and results of operations of the WJHC Business as of the date and for the period indicated.

         7.7 CLOSING CONDITIONS. WJHC will use its best efforts to cause the conditions specified in Sections 8 and 9 hereof over which WJHC has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

         7.8     TITLE AND WJHC SURVEY MATTERS.

                 (a) WJHC TITLE COMMITMENT. Prior to the date hereof, WJHC furnished to Champion a current title commitment (the "WJHC Title Commitment") issued by First American Title Insurance Co. (the "Title Company"), together with legible copies of all exceptions to title referenced therein. The WJHC Title Commitment sets forth the state of title to the WJHC Real Property owned in fee simple by WJHC, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the WJHC Real Property which would appear in an owner's title policy, if issued. The WJHC Title Commitment contains the express commitment of the Title Company to issue an owners' title insurance policy (the "WJHC Title Policy") to Champion in an amount equal to the appraised value of the WJHC Real Property as determined by Valuation Counselors insuring such title to the WJHC Real Property as is specified in the WJHC Title Commitment. Champion will have up until thirty (30) days prior to the Closing Date to notify WJHC in writing of any objections to WJHC's title reflected by the WJHC Title Commitment; provided, however, that Champion may not object to any of the WJHC Permitted Encumbrances. WJHC agrees to use WJHC's reasonable best efforts, which for purposes of this Section 7.8(a) shall include the payment of money, to cure or remove, at or before Closing, any objection (including objections to the WJHC Survey (as hereinafter defined) timely and properly raised by Champion) which is properly and timely raised by Champion in accordance with the provisions of this Agreement. If, despite its best efforts, WJHC does not remove any such objection, prior to the Closing, Champion, at Champion's sole option, may: (a) acquire WJHC Real Property in its then existing condition; or (b) terminate this Agreement by written notice to WJHC, whereupon this Agreement will be null and void and the parties hereto will have no further rights or obligations hereunder (except for such rights and obligations that survive the termination of this Agreement pursuant to the terms hereof). The cost of the WJHC Title Policy shall be borne by WJHC.

                 (b) WJHC SURVEY. Prior to the date hereof, WJHC delivered, at its sole cost and expense, to Champion an as-built survey (the "WJHC Survey") of the WJHC Real Property acceptable to the Title Company for purposes of deleting standard survey exceptions as provided above and reflecting all improvements visible on the grounds and all easements, rights of way, means of ingress or egress encroachments and drainage ditches, whether abutting or interior, of record or on the grounds. The survey reflects whether and to the extent any portion of such WJHC Real Property lies within the 100-year flood plain and shall otherwise be in a form satisfactory to Champion. The survey certifies to the Title Company and Champion in a form satisfactory to the Title Company and Champion.

                 (c) WJHC TITLE POLICY. Within thirty (30) days after the Closing, WJHC shall cause, at its sole cost and expense, the WJHC Title Policy to be furnished to Champion. The WJHC Title Policy shall be issued in the amount specified in the Title Commitment and shall insure good and marketable fee simple title to the WJHC Real Property. The WJHC Title Policy may contain the WJHC Permitted Encumbrances, but shall contain no additional exceptions to title to the WJHC Real Property other than the standard exceptions contained in an ALTA owners policy prescribed for use in the state where each parcel of the WJHC Real Property is located, with the standard exception as to taxes limited to taxes for the current and subsequent years "not yet due and payable," with the standard exception for parties in possession limited to "tenants in possession, as tenants only, under unrecorded leases," with the standard exception as to unrecorded easements, visible and apparent easements, or other matters which would be disclosed by an inspection of the WJHC Real Property deleted, with the standard exception as to mechanics', materialmen's or other matters relating to the completion of construction and payment of bills with respect thereto deleted, to the extent reasonably obtainable, with the standard exception as to areas, boundaries, discrepancies, encroachments, and other matters which would be disclosed by a survey of the WJHC Real Property deleted, and with such additional deletions or modifications to the standard policy form and/or endorsements thereto as Champion may reasonably require in connection with its review of the WJHC Title Commitment and WJHC Survey.

         7.9 NO-SHOP CLAUSE. From and after the date of the execution and delivery of this Agreement by WJHC until the termination of this Agreement, WJHC shall not (and, to the extent possible, will not permit any affiliate or any other Person acting for or on behalf of WJHC or of any affiliate of WJHC), without the prior written consent of Champion: (i) offer for sale the WJHC Assets (or any material portion thereof) or any ownership interest of any entity owning any of the WJHC Assets; (ii) solicit offers to buy all or any material portion of the WJHC Assets or any ownership interest of any entity owning any of the WJHC Assets; (iii) hold discussions with any party (other than Champion) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning any of the WJHC Assets; (iv) enter into any agreement with any party (other than Champion) with respect to the sale or other disposition of the WJHC Assets (or any material portion thereof) or any ownership interest in any entity owning any of the WJHC Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the WJHC Assets, or (v) furnish or cause to be furnished any information with respect to WJHC or the WJHC Assets to any Person that WJHC or such affiliate or any such Person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization. If WJHC or any such affiliate or any such Person acting for or on their behalf receives from any Person (other than from Champion or a representative thereof) any offer, inquiry or informational request referred to above, WJHC will promptly advise such Person, by written notice, of the terms of this Section 7.9 and will promptly advise Champion of such offer, inquiry or request and deliver a copy of such notice to Champion together with a copy of all documents that constitute, relate or refer to any and all responses to such offer, inquiry or request.

         7.10 SOUTHRIDGE PROFESSIONAL PLAZA, L.L.C.. WJHC shall use its reasonable best efforts to obtain the consent of Business Men's Assurance Company of America (or its successor in interest under that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement) with respect to the transfer to Champion of WJHC's membership interest in the Southridge, L.L.C. (the "LLC Interest") and with respect to the assignment to Champion of the lease by WJHC of 4,620 square feet of the Southridge Professional Plaza Office Building as required by the lease agreement dated July 1, 1993 (the "Southridge Lease Assignment").

         7.11 DATA PROCESSING SERVICES AGREEMENT. WJHC shall cause Columbia/HCA Information System, Inc. to negotiate the terms of the Data Processing Services Agreement with Champion.

         8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF WJHC

         The obligations of WJHC hereunder are, at the option of WJHC, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by WJHC:

         8.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Champion contained in this Agreement shall be true when made and on and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Champion on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

         8.2 OPINION OF CHAMPION'S COUNSEL. WJHC shall have received an opinion from the general counsel or an assistant general counsel to CHC dated as of the Closing Date and addressed to WJHC, in form and substance satisfactory to WJHC to the effect that: (i) Champion is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) Champion is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on their business in the places and in the manner as now conducted; (iii) Champion has full power and authority to make, execute, deliver and perform this Agreement, and all corporate and other proceedings required to be taken by Champion to authorize the execution, delivery and performance of this Agreement, and to sell, convey, assign, transfer and deliver the Champion Assets as herein contemplated have all been duly and properly taken; (iv) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance and fulfillment of the terms and conditions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of Champion, (v) no ungiven notice to, or unobtained consent, authorization, approval or order of any court or governmental agency or body required to be obtained by Champion is required for the consummation of the transactions described herein by Champion; (vi) there are no claims, actions, suits or proceedings pending, or, to the best of such counsel's knowledge after due inquiry, threatened against or affecting the Champion Business or the Champion Assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located except as disclosed on Schedule 4.19 hereto. Such opinion shall include any other matters incident to the matters herein contemplated as WJHC or WJHC's counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Champion.

         8.3 PRE-CLOSING CONFIRMATIONS. WJHC shall have obtained documentation or other evidence reasonably satisfactory to WJHC that WJHC has:

                 (a) Received approval from all governmental agencies whose approval is required to complete the transactions herein contemplated, including, without limitation, any planning approvals, approvals under the HSR Act and any approvals required by the Order;

                 (b) Received confirmation from the appropriate state agencies as to hospital licensure and certificate of need matters and reasonable confirmation from all other applicable licensure agencies that upon Closing all licenses required by law to operate the Champion Business as currently operated will be transferred to, or reissued in the name of WJHC;

                 (c) Obtained reasonable assurances that Medicare and Medicaid certification of the Champion Facilities for their operation by WJHC will be effective as of Closing and that WJHC may participate in and receive reimbursement from such programs effective as of Closing;

                 (d) Obtained reasonable assurances that a provider contract with Blue Cross in respect of the Champion Business for its operation by WJHC will be entered into effective as of Closing; and

                 (e) Obtained such other consents and approvals as may be legally or contractually required for WJHC's consummation of the transactions described herein.

         8.4 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Champion, or WJHC as a result of which WJHC reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

         8.5 ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or businesses of the Champion Business shall have occurred, and Champion shall not have suffered any material change, loss or damage to the Champion Assets, whether or not covered by insurance.

         8.6 EXTRAORDINARY LIABILITIES/OBLIGATIONS. Champion shall not have incurred any liability or obligation outside the ordinary course of business since the date hereof which materially effects the Champion Assets. Champion shall not (a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt or (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them.

         8.7 VESTING/RECORDATION. Champion shall have furnished to WJHC in form reasonably acceptable to WJHC and approved by WJHC's counsel, deeds, bills of sale, assignments or other instruments of transfer and (except in minor instances) consents and waivers by others, necessary or appropriate to transfer to and effectively vest in WJHC all of Champion's right, title and interest in and to the Champion Assets, in proper statutory form for recording if such recording is necessary or appropriate.

         8.8 TITLE POLICY AND SURVEY. WJHC shall have received the Champion Title Commitment and Champion Survey.

         8.9 PROPERTY TAXES. Champion shall have paid all property taxes and assessments on the Champion Assets for all calendar years prior to Closing. Any taxes for the calendar year in which Closing occurs shall be prorated to the Closing Date. Because the Champion Assets have not been rendered for taxation for 1995, WJHC and Champion shall prorate property taxes on the Champion Assets based upon the 1994 tax amounts. When the actual tax amounts are determined for 1995, WJHC and Champion agree to adjust and reprorate such actual tax amounts to the Closing Date.

         8.10 RECENT AGREEMENTS AND COMMITMENTS. Champion shall have delivered to WJHC an accurate list and substantially complete description (Schedule 8.10), as of the Closing Date, showing all material contracts and commitments relating to the Champion Assets entered into by Champion since the date hereof, which agreements WJHC may assume at its option.

         8.11 WAGES AND SALARIES. Champion shall have paid or made arrangements satisfactory to WJHC for the payment of all wages, salaries, holiday and vacation pay and associated taxes, accrued to all of the Champion Business' employees in respect of the Champion Assets as of Closing. In addition, Champion shall have made arrangements according to the provisions of Champion's pension and retirement plans and in accordance with ERISA for the payment of all amounts distributable to the Champion Business' employees in respect of pension and retirement plans and shall have delivered to WJHC a form of the letter which Champion shall distribute to the Champion Business' employees notifying such employees of their rights in respect of such pension and retirement plans. Champion shall be responsible for wage information reports (Form W-2 and 1099 reports) for wages paid by Champion to its employees.

         8.12 ENVIRONMENTAL REPORT. Bhate Environmental, Inc., an environmental engineering firm, shall have delivered a Phase I Environmental Site Assessment which includes a report regarding the existence of asbestos to WJHC with respect to the Champion Assets, including the Champion Real Property which in part comprises the Champion Assets, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to WJHC. All costs and expenses of obtaining this report shall be borne by Champion.

         8.13 MERGER. CHCP and CHCN shall have merged into CHCJV with CHCJV as the surviving entity.

         8.14 CHC GUARANTY. CHC shall have executed and delivered to WJHC a guaranty, in form and substance satisfactory to WJHC, guaranteeing the obligations and covenants of Champion hereunder, including, but not limited to those under Article 12 hereof.

         9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF CHAMPION

         The obligations of Champion hereunder are, at the option of Champion, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Champion:

         9.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of WJHC contained in this Agreement shall be true when made and on and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by WJHC on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

         9.2 OPINION OF WJHC'S COUNSEL. Champion shall have received an opinion from an in-house counsel to Columbia/HCA Healthcare Corporation dated as of the Closing Date and addressed to Champion, in form and substance satisfactory to Champion to the effect that: (i)

WJHC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) WJHC is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as now conducted; (iii) WJHC has full corporate power and authority to make, execute, deliver and perform this Agreement, and all corporate and other proceedings required to be taken by WJHC to authorize the execution, delivery and performance of this Agreement, and to sell, convey, assign, transfer and deliver the WJHC Assets as herein contemplated have all been duly and properly taken; (iv) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance and fulfillment of the terms and conditions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of WJHC; (v) no ungiven notice to, or unobtained consent, authorization, approval or order of any court or governmental agency or body required to be obtained by WJHC is required for the consummation of the transactions described herein by the WJHC; and (vi) there are no claims, actions, suits or proceedings pending, or, to the best of such counsel's knowledge after due inquiry, threatened against or affecting the WJHC Business or the WJHC Assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located except as disclosed on Schedule 5.19 hereto. Such opinion shall include any other matters incident to the matters herein contemplated as Champion or Champion's counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of WJHC.

         9.3 PRE-CLOSING CONFIRMATIONS. Champion shall have obtained documentation or other evidence reasonably satisfactory to Champion that Champion has:

                 (a) Received approval from all governmental agencies whose approval is required to complete the transactions herein contemplated, including, without limitation, any planning approvals and approvals under the HSR Act;

                 (b) Received confirmation from the appropriate state agencies as to hospital licensure and certificate of need matters and reasonable confirmation from all other applicable licensure agencies that upon Closing all licenses required by law to operate the WJHC Business as currently operated will be transferred to, or reissued in the name of Champion;

                 (c) Obtained reasonable assurances that Medicare and Medicaid certification of the WJHC Hospital for its operation by Champion will be effective as of Closing and that Champion may participate in and receive reimbursement from such programs effective as of Closing;

                 (d) Obtained reasonable assurances that a provider contract with Blue Cross in respect of the WJHC Business for their operation by Champion will be entered into effective as of Closing; and

                 (e) Obtained such other consents and approvals as may be legally or contractually required for Champion's consummation of the transactions described herein.

         9.4 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of WJHC or Champion as a result of which Champion reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

         9.5 ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or businesses of the WJHC Business shall have occurred, and WJHC shall not have suffered any material change, loss or damage to the WJHC Assets, whether or not covered by insurance.

         9.6 EXTRAORDINARY LIABILITIES/OBLIGATIONS. WJHC shall not have incurred any liability or obligation outside the ordinary course of business since the date hereof which materially effects the WJHC Assets. WJHC shall not
(a) be in receivership or dissolution, (b) have made any assignment for the benefit of creditors, (c) admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt or (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them.

         9.7 VESTING/RECORDATION. WJHC shall have furnished to Champion in form reasonably acceptable to Champion and approved by Champion's counsel, deeds, bills of sale, assignments or other instruments of transfer and (except in minor instances) consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Champion all of WJHC's right, title and interest in and to the WJHC Assets, in proper statutory form for recording if such recording is necessary or appropriate.

         9.8 TITLE POLICY AND SURVEY. Champion shall have received the WJHC Title Commitment and the WJHC Survey.

         9.9 PROPERTY TAXES. WJHC shall have paid all property taxes and assessments on the WJHC Assets for all calendar years prior to Closing. Any taxes for the calendar year in which Closing occurs shall be prorated to the Closing Date. Because the WJHC Assets have not been rendered for taxation for 1995, Champion and WJHC shall prorate property taxes on the WJHC Assets based upon the 1994 tax amounts. When the actual tax amounts are determined for 1995, Champion and WJHC agree to adjust and reprorate such actual tax amounts to the Closing Date.

         9.10 RECENT AGREEMENTS AND COMMITMENTS. WJHC shall have delivered to Champion an accurate list and substantially complete description (Schedule 9.10), as of the

Closing Date, showing all material contracts and commitments relating to the WJHC Assets entered into by WJHC since the date hereof, which agreements Champion may assume at its option.

         9.11 WAGES AND SALARIES. WJHC shall have paid or made arrangements satisfactory to Champion for the payment of all wages, salaries, holiday and vacation pay and associated taxes, accrued to all of the WJHC Business' employees in respect of the WJHC Assets as of Closing. In addition, WJHC shall have made arrangements according to the provisions of WJHC's pension and retirement plans and in accordance with ERISA for the payment of all amounts distributable to the WJHC Business' employees in respect of pension and retirement plans and shall have delivered to Champion a form of the letter which WJHC shall distribute to the WJHC Business' employees notifying such employees of their rights in respect of such pension and retirement plans.
WJHC shall be responsible for wage information reports (Form W-2 and 1099 reports) for wages paid by WJHC to its employees.

         9.12 DATA PROCESSING SERVICES AGREEMENT. WJHC shall have caused Columbia/HCA Information Services, Inc. to execute and deliver to Champion the Data Processing Services Agreement more particularly described in Section 11.1 hereof.

         9.13 ENVIRONMENTAL REPORT. ERM-Rocky Mountain, Inc., an environmental engineering firm, shall have delivered a Phase I Environmental Site Assessment and a report regarding the existence of asbestos to Champion with respect to the WJHC Assets, including the WJHC Real Property which in part comprises the WJHC Assets, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to Champion. All cost and expenses of obtaining this report shall be borne by WJHC.

         9.14 HTI GUARANTY. HTI shall have executed and delivered to Champion a guaranty, in form and substance satisfactory to Champion, guaranteeing the obligations and covenants of WJHC hereunder, including, but not limited to, those under Article 12 hereof.

         9.15 L.L.C. CONSENT. Any rights of the members of the Southridge, L.L.C. to purchase the interest held by WJHC (the "LLC Interest") under the operating agreement shall have been waived in writing or shall have expired pursuant to the terms of the operating agreement which establishes such members' right to purchase the LLC Interest and at least 75% of the members of the Southridge, L.L.C. shall have consented to the transfer of the LLC Interest to Champion.

         10.     TRANSITIONAL ARRANGEMENTS

         10.1 CHAMPION EMPLOYEES. WJHC and Champion shall, as of the Closing Date, undertake the following commitment in connection with the operation of the Champion Facilities. Schedule 10.1 sets forth a list of all employees of the Champion Facilities and their job descriptions. As of the Closing Date, Champion shall terminate all employees of Champion at the Champion Facilities, and WJHC agrees that as of the Closing Date WJHC shall offer employment to all employees of the Champion Facilities (except the Chief Executive Officer ("CEO") Chief Operating Officer ("COO") and the Chief Nurse Officer ("CNO") at each one of the Champion Facilities for which WJHC is permitted but not required to offer employment) and shall retain for a period of ninety (90) days following the Closing Date such number of Champion's employees at the Champion Facilities as shall be necessary to avoid any potential liability by Champion for a violation of the Workers Adjustment Retraining and Notification Act (the "Warn Act") attendant to Champion's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the Warn Act. For purposes of determining WJHC's compliance with the foregoing provision, employees terminated by Champion during the period of ninety (90) days immediately prior to the Closing Date, all of whom are listed in Schedule 10.1, shall not be taken into consideration and WJHC's indemnification shall not extend to any Warn Act violations resulting from the aggregation of pre-Closing and Closing Date terminations of employment by Champion. WJHC agrees to indemnify and hold the Champion harmless from and against any liability asserted against Champion under the Warn Act as a result of WJHC's failure to comply with the provisions of the Warn Act as of or after the Closing Date or WJHC's failure to comply with the provisions of this
Section 10.1. The term "New WJHC Employee" as used in this Agreement shall mean all employees of Champion who are offered and accept employment with WJHC as of the Closing Date. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of WJHC with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

                 10.1.1 CASH COMPENSATION. Effective as of the Closing Date, WJHC shall employ each New WJHC Employee at the same or greater cash compensation as that provided immediately prior to the Closing Date to each New WJHC Employee by Champion.

                 10.1.2   BENEFITS.

                          (1)     In General.  Effective as of the Closing
                 Date: (i) Champion shall cause each New WJHC Employee to cease to participate in each Champion Plan and Benefit Program or Agreement, and (ii) WJHC shall cause each New WJHC Employee to be provided with benefits on a basis consistent with WJHC's normal practice, including, but not limited to, qualified and nonqualified retirement plans, welfare plans, and all other employee benefit arrangements and personnel policies, but only under the terms and conditions of such plans, arrangements, and policies, as modified by this Agreement. Notwithstanding the foregoing, except as otherwise provided in this Section 10.1, WJHC expressly reserves the right to modify or terminate any of its benefit plans or programs, with WJHC to assume all responsibility and liability for any such action.

                          (2)     Welfare Plans.  Effective as of the Closing
                 Date: (i) Champion shall cause each New WJHC Employee to cease to participate in each of Champion's welfare plans (as such term is defined in section 3(1) of ERISA ("Champion Prior Welfare Plans"), and (ii) WJHC shall cause each New WJHC Employee to be covered by each of the welfare plans (as such term is defined in section 3(1) of ERISA that provides medical, mental health, dental, vision, life, or disability benefits maintained by WJHC ("WJHC's Welfare Plans"). To the extent not prohibited by any applicable insurance policy or insurer, WJHC shall cause there to be waived any preexisting condition restrictions and service requirements under WJHC's Welfare Plans to provide immediate and unrestricted coverage of the New WJHC Employees under WJHC's Welfare Plans, but only to the extent that each such New WJHC Employee has satisfied such preexisting condition restrictions and service requirements under the terms of either (i) the applicable Champion Prior Welfare Plan or (ii) the applicable WJHC Welfare Plan when considering service with Champion prior to the Closing Date. WJHC shall cause each New WJHC Employee to be granted credit under WJHC's Welfare Plans providing medical and dental coverages for the calendar year during which the Closing Date occurs for any and all amounts credited as deductibles as of the Closing Date for each such New WJHC Employee for such year under Champion Prior Welfare Plans that provide medical and
                 dental coverage.  Effective as of the Closing Date:   (i)
                 Champion Prior Welfare Plans shall be liable for any and all claims for benefits by New WJHC Employees for covered expenses incurred, prior to the Closing Date and with respect to any insured Champion Prior Welfare Plans that provides life, long-term disability or accidental death and dismemberment benefits, such Plans shall be liable for any and all claims for benefits that are attributable to events that occurred prior to the Closing Date, and (ii) WJHC's Welfare Plans shall be liable for any and all claims for benefits by New WJHC Employees for covered expenses incurred on or after the Closing Date but with respect to any insured WJHC Welfare Plans that provides life, long-term disability, or accidental death and dismemberment benefits only to the extent such expenses are attributable to events that occurred after the Closing Date. Notwithstanding the foregoing, Champion shall be responsible for all costs and expenses, whether incurred before or after the Closing Date, of providing medical benefits to a person, covered under Champion's Welfare Plans, that is confined to a hospital on the Closing Date, with respect to such admission.

                          (3) Vacation and Sick Leave. Effective as of the Closing Date: (i) Champion shall cause each New WJHC Employee to cease to participate in Champion's vacation, and sick leave programs (collectively "Champion's PTO Plan"), and (ii) WJHC shall cause each New WJHC Employee to be covered by the program of vacation, sick leave, and paid time off benefits maintained by WJHC ("WJHC's PTO Plan"). Each New WJHC Employee shall be credited under WJHC's PTO Plan with all accrued vacation, sick leave and paid time off under Champion's PTO Plan as of the Closing Date, but only to the extent of each such New WJHC Employee's pro rata share of the amount credited to WJHC in the Champion Working Capital for such vacation, sick leave and paid time off. The preceding notwithstanding, WJHC shall not assume any liability arising out of law or contract for failure of Champion to cash-out vacation, sick leave, or paid time off of any New WJHC Employee as of the Closing Date.

                          (4) Qualified Retirement Plans. Effective as of the Closing Date, Champion shall (i) cause to be made any contributions that are required to be made under all retirement plans maintained by Champion that are qualified under Section 401(a) of the Code whose trust is intended to be exempt from tax under Section 501(a) of the Code ("Champion Prior Qualified Plans") for the period prior to the Closing Date and (ii) cause each New WJHC Employee to cease to participate in and accrue benefits under Champion Prior Qualified Plans. As soon as practicable after, but effective as of the Closing Date, WJHC shall take all action necessary and appropriate to extend coverage to each eligible New WJHC Employee under the retirement plans intended to be qualified under Section 401(a) of the Code whose trust is intended to be tax exempt under Section 501(a) of the Code maintained by WJHC ("WJHC's Qualified Plans") under the terms of WJHC's Qualified Plans. For purposes of WJHC's Qualified Plans, the eligible New WJHC Employees shall be credited with all service with Champion for eligibility and vesting purposes.

                          (5) Workers' Compensation. Effective as of the Closing Date: (i) Champion shall cause each New WJHC Employee to cease to participate in any program of workers' compensation subscribed to or maintained by Champion ("Champion's Workers' Compensation"), and (ii) WJHC shall cause each New WJHC Employee to be covered by a program of workers' compensation, if any, maintained by WJHC ("WJHC's Workers' Compensation"). Effective as of the Closing Date:
                 (i) Champion's Workers' Compensation shall be liable for any and all covered claims for workers' compensation benefits by New WJHC Employees to the extent such claims are for injuries or diseases which occurred prior to the Closing Date, and (ii) WJHC's Workers' Compensation shall be liable for any and all covered claims for workers' compensation benefits by New WJHC Employees to the extent such claims are for injuries or diseases which occurred on or after the Closing Date.

                 10.1.3 COBRA. Champion shall provide to all employees or former employees of Champion who do not become New WJHC Employees sufficient medical, mental health, vision, dental, and other group health plan benefits to satisfy the obligations, if any, of Champion, any Commonly Controlled Entity, and WJHC under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and any similar continuation of health coverage provisions under applicable state law. WJHC shall be responsible for such obligations with respect to New WJHC Employees for qualifying events occurring after the Closing Date.

                 10.1.4 INDEMNITY. Champion shall retain and assume all past, present, and future obligations of Champion with respect to each Champion Plan and Champion Benefit Program or Agreement.

                 10.1.5 W-2 INFORMATION REPORTING. Champion shall be responsible for wage information reporting (Form W-2 and 1099 Reports) for all persons employed or under contract with Champion.

         10.2 WJHC EMPLOYEES. Champion and WJHC shall, as of the Closing Date, undertake the following commitment in connection with the operation of WJHC Hospital. Schedule 10.2 sets forth a list of all employees of the WJHC Hospital and their job descriptions. As of the Closing Date, WJHC shall terminate all employees of WJHC at the WJHC Hospital, and Champion agrees that as of the Closing Date Champion shall offer employment to all employees of the WJHC Hospital (except the CEO, COO and CNO at the WJHC Hospital for which Champion is permitted but not required to offer employment) and shall retain for a period of ninety (90) days following the Closing Date such number of WJHC's employees at the WJHC Hospital as shall be necessary to avoid any potential liability by WJHC for a violation of the Warn Act attendant to WJHC's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the Warn Act. For purposes of determining Champion's compliance with the foregoing provision, employees terminated by WJHC during the period of ninety (90) days immediately prior to the Closing Date, all of whom are listed in Schedule 10.2, shall not be taken into consideration and Champion's indemnification shall not extend to any Warn Act violations resulting from the aggregation of pre-Closing and Closing Date terminations of employment by WJHC. Champion agrees to indemnify and hold WJHC harmless from and against any liability asserted against WJHC under the Warn Act as a result of Champion's failure to comply with the provision of the Warn Act as of or after the Closing Date or Champion's failure to comply with the provisions of this Section 10.2. The term "New Champion Employee" as used in this Agreement shall mean all employees of WJHC who are offered and accept employment with Champion as of the Closing Date. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of Champion with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

                 10.2.1 CASH COMPENSATION. Effective as of the Closing Date, Champion shall employ each New Champion Employee at the same or greater cash compensation as that provided immediately prior to the Closing Date to each New Champion Employee by WJHC.

                 10.2.2   BENEFITS.

                          (1)     In General.  Effective as of the Closing
                 Date: (i) WJHC shall cause each New Champion Employee to cease to participate in each WJHC Plan and Benefit Program or Agreement, and (ii) Champion shall cause each New Champion Employee to be provided with benefits on a basis consistent with Champion's normal practice, including, but not limited to, qualified and nonqualified retirement plans, welfare plans, and all other employee benefit arrangements and personnel policies, but only under the terms and conditions of such plans, arrangements, and policies, as modified by this Agreement. Notwithstanding the foregoing, except as otherwise provided in this Section 10.2, Champion expressly reserves the right to modify or terminate any of its benefit plans or programs, with Champion to assume all responsibility and liability for any such action.

                          (2)     Welfare Plans.  Effective as of the Closing
                 Date: (i) WJHC shall cause each New Champion Employee to cease to participate in each of WJHC's welfare plans (as such term is defined in section 3(1) of ERISA ("WJHC Prior Welfare Plans"), and (ii) Champion shall cause each New Champion Employee to be covered by each of the welfare plans (as such term is defined in section 3(1) of ERISA that provides medical, mental health, dental, vision, life, or disability benefits maintained by Champion (or caused by Champion to be newly established by Newco) ("Champion's Welfare Plans"). To the extent not prohibited by any applicable insurance policy or insurer, Champion shall cause there to be waived any preexisting condition restrictions and service requirements under Champion's Welfare Plans to provide immediate and unrestricted coverage of the New Champion Employees under Champion's Welfare Plans, but only to the extent that each such New Champion Employee has satisfied such preexisting condition restrictions and service requirements under the terms of either (i) the applicable WJHC Prior Welfare Plan or
                 (ii) the applicable Champion Welfare Plan when considering service with Target prior to the Closing Date. Champion shall cause each New Champion Employee to be granted credit under Champion's Welfare Plans providing medical and dental coverages for the calendar year during which the Closing Date occurs for any and all amounts credited as deductibles as of the Closing Date for each such New Champion Employee for such year under WJHC Prior Welfare Plans that provide medical and
                 dental coverages.  Effective as of the Closing Date:   (i)
                 WJHC Prior Welfare Plans shall be liable for any and all claims for benefits by New Champion Employees for covered expenses incurred prior to the Closing Date and with respect to any insured WJHC Prior Welfare Plans that provides life, long-term disability or accidental death and dismemberment benefits, such Plans shall be liable for any and all claims for benefits that are attributable to events that occurred prior to the Closing Date, and (ii) Champion's Welfare Plans shall be liable for any and all claims for benefits by New Champion Employees for covered expenses incurred on or after the Closing Date but with respect to any insured Champion Welfare Plans and provides life, long-term disability, or accidental death and dismemberment benefits only to the extent such expenses are attributable to events that occurred after the Closing Date. Notwithstanding the foregoing, WJHC shall be responsible for all costs and expenses, whether incurred before or after the Closing Date, of providing medical benefits to a person, covered under WJHC's Welfare Plans, that is confined to a hospital on the Closing Date, with respect to such admission.

                          (3) Vacation and Sick Leave. Effective as of the Closing Date: (i) WJHC shall cause each New Champion Employee to cease to participate in WJHC's paid time off program ("WJHC's PTO Plan"), and (ii) Champion shall cause each New Champion Employee to be covered by the program of vacation, sick leave, and paid time off benefits maintained by Champion ("Champion's PTO Plan"). Each New Champion Employee shall receive an accrual under Champion's PTO Plan with all accrued vacation, sick leave and paid time off under WJHC's PTO Plan as of the Closing Date, but only to the extent of each such New Champion Employee's pro rata share of the amount credited to Champion in WJHC's Working Capital for such vacation, sick leave and paid time off. The preceding notwithstanding, Champion shall not assume any liability arising out of law or contract for failure of WJHC to cash-out paid time off of any New Champion Employee as of the Closing Date.

                          (4) Qualified Retirement Plans. Effective as of the Closing Date, WJHC shall (i) cause to be made any contributions that are required to be made under all retirement plans maintained by WJHC that are qualified under
                 Section 401(a) of the Code whose trust is intended to be exempt from tax under Section 501(a) of the Code ("WJHC Prior Qualified Plans") for the period prior to the Closing Date and
                 (ii) cause each New Champion Employee to cease to participate in and accrue benefits under WJHC Prior Qualified Plans. As soon as practicable after, but effective as of the Closing Date, Champion shall take all action necessary and appropriate to extend coverage to each eligible New Champion Employee under the retirement plans intended to be qualified under
                 Section 401(a) of the Code whose trust is intended to be tax exempt under Section 501(a) of the Code maintained by Champion ("Champion's Qualified Plans") under the terms of Champion's Qualified Plans. For purposes of Champion's Qualified Plans, the eligible New Champion Employees shall be credited with all service with WJHC for eligibility and vesting purposes.

                          (5) Workers' Compensation. Effective as of the Closing Date: (i) WJHC shall cause each New Champion Employee to cease to participate in any program of workers' compensation subscribed to or maintained by WJHC ("WJHC's Workers' Compensation"), and (ii) Champion shall cause each New Champion Employee to be covered by a program of workers' compensation, if any, maintained by Champion ("Champion's Workers' Compensation"). Effective as of the Closing Date:
                 (i) WJHC's Workers' Compensation shall be liable for any and all covered claims for workers' compensation benefits by New Champion Employees to the extent such claims are for injuries or diseases which occurred prior to the Closing Date, and (ii) Champion's Workers' Compensation shall be liable for any and all covered claims for workers' compensation benefits by New Champion Employees to the extent such claims are for injuries or diseases which occurred on or after the Closing Date.

                 10.1.3 COBRA. WJHC shall provide to all employees or former employees of WJHC who do not become New Champion Employees sufficient medical, mental health, vision, dental, and other group health plan benefits to satisfy the obligations, if any, of WJHC, any Commonly Controlled Entity, and Champion under the continuation of coverage provisions described in Section 4980B of the Code and Sections 601 through 608 of ERISA and any similar continuation of health coverage provisions under applicable state law. Champion shall be responsible for such obligations with respect to New Champion Employees for qualifying events occurring after the Closing Date.

                 10.1.4 INDEMNITY. WJHC shall retain and assume all past, present, and future obligations of WJHC with respect to each WJHC Plan and WJHC Benefit Program or Agreement.

                 10.1.5 W-2 INFORMATION REPORTING. WJHC shall be responsible for wage information reporting (Form W-2 and 1099 Reports) for all persons employed or under contract with WJHC.


         10.3 ALLOCATION TO EXCHANGE GROUPS. Champion and WJHC shall use American Appraisal Associates (or another appraisal firm mutually agreeable to Champion and WJHC) to appraise the Champion Assets and the WJHC Assets, or any portion thereof, for purposes of allocating the respective fair market values of the various Champion Assets and the WJHC Assets to the extent (and in the manner) necessary to compute gain recognition (if any) resulting from the exchange and the basis of property received in accordance with Section 1031 of the Code and applicable Treasury Regulations (including Treasury Regulation
Section 1.1031(j)-1). The parties shall cooperate fully in determining the appropriate exchange groups to which each of the exchanged properties should be assigned (the "Exchange Allocation") in accordance with the Code and applicable Treasury Regulations, for use in connection with or support of any Federal, state, or local income, property or other tax returns or information statements filed in connection with the reporting of any tax or other liability which relate to the transaction contemplated by this Agreement. Champion and WJHC agree to report and file any such Federal, state or local income, property or other tax return or information statement consistent with the Exchange Allocation and the appraisal described in this Section 10.3.

         10.4 SECTION 1060 ALLOCATION. With respect to the Champion Assets and the WJHC Assets, which constitute property that is not exchanged for like-kind property under Section 1031 of the Code, Champion and WJHC shall agree prior to the Closing Date to an allocation of such portion of the Champion Assets and the WJHC Assets among the various classes of assets in accordance with the provisions of Section 1060 of the Code and applicable Treasury Regulations and as set forth on Schedule 10.4 hereto subject to any appropriate subsequent adjustments. The parties agree that any tax returns, or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistent with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

         10.5 CHAMPION'S COST REPORTS. Champion will timely prepare all cost reports relating to Champion for periods ending on or prior to the Closing Date or required as a result of the consummation of the transactions set forth herein, including, without limitation, terminating cost reports for the Medicare and Medicaid programs and cost reports to be filed with the Agency (the "Champion Cost Reports"). Champion shall deliver Champion Cost Reports to WJHC for WJHC's review prior to filing any of Champion Cost Reports. WJHC shall use its reasonable efforts to forward to Champion any and all correspondence relating to the Champion Cost Reports within ten (10) business days after receipt by WJHC. WJHC will remit any receipts of funds relating to Champion Cost Reports promptly after receipt by WJHC and will use its reasonable efforts to forward any demand for payments within ten (10) business days after receipt by WJHC. Champion shall retain all rights to the Champion Agency Settlements and to Champion Cost Reports including any payables resulting from such reports or reserves relating to such reports. Such rights shall include, without limitation, the right to appeal any Medicare determinations relating to the Champion Agency Settlements and Champion Cost Reports. Champion shall retain the originals of Champion Cost Reports, correspondence, work papers and other documents relating to Champion Cost Reports and the Champion Agency Settlements.

         10.6 WJHC'S COST REPORTS. WJHC will timely prepare all cost reports relating to WJHC for periods ending on or prior to the Closing Date or required as a result of the consummation of the transactions set forth herein, including, without limitation, terminating cost reports for the Medicare and Medicaid programs and cost reports to be filed with the Agency (the "WJHC Cost Reports"). WJHC shall deliver WJHC Cost Reports to Champion for Champion's review prior to filing any of WJHC Cost Reports. Champion shall use its reasonable efforts to forward to WJHC any and all correspondence relating to the WJHC Cost Reports within ten (10) business days after receipt by Champion. Champion will remit any receipts of funds relating to WJHC Cost Reports promptly after receipt by Champion or Newco and will use its reasonable efforts to forward any demand for payments within ten (10) business days after receipt by Champion or Newco. WJHC shall retain all rights to the WJHC Agency Settlements and to WJHC Cost Reports including any payables resulting from such reports or reserves relating to such reports. Such rights shall include, without limitation, the right to appeal any Medicare determinations relating to the WJHC Agency Settlements and WJHC Cost Reports. WJHC shall retain the originals of WJHC Cost Reports, correspondence, work papers and other documents relating to WJHC Cost Reports and the WJHC Agency Settlements.

         11.     ADDITIONAL AGREEMENTS

         11.1 DATA PROCESSING SERVICES AGREEMENT. In consideration of the exchange, Champion, for a period of up to twelve (12) months from and after the Closing Date, Champion shall have the right to use the data processing services of Columbia/HCA Information Systems, Inc. currently used by WJHC in connection with the operation of the WJHC Assets upon such terms and conditions as the parties shall mutually agree (the "Data Processing Services Agreement").





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
         11.2 TERMINATION PRIOR TO CLOSING. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Champion and WJHC; (ii) on or prior to the Closing Date by Champion, if there has been a material and adverse change in the financial condition or prospects for future results of operations of the WJHC Assets since the date hereof; (iii) on or prior to the Closing Date by WJHC, if there has been a material and adverse change in the financial condition or prospects for future results of operations of the Champion Assets since the date hereof; (iv) by Champion if on the Closing Date any of the conditions specified in Section 9 of this Agreement have not been satisfied and shall not have been waived by Champion; (v) by WJHC if on the Closing Date any of the conditions specified in Section 8 of this Agreement have not been satisfied and shall not have been waived by WJHC; and (vi) by Champion or WJHC if the Closing shall not have taken place on or before 11:59 p.m. (Nashville, Tennessee time) on December 31, 1995 (which date may be extended by mutual agreement of Champion and WJHC), unless the party desiring to terminate as above provided is in default hereunder.

         11.3 POST-CLOSING ACCESS TO INFORMATION. Champion and WJHC acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Champion and WJHC agree that for a period of seven (7) years after Closing each will make reasonably available to the other's agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Champion Assets and the WJHC Assets, respectively, for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

         11.4    PRESERVATION AND ACCESS TO RECORDS AFTER THE CLOSING.

                 (a) After the Closing, WJHC shall, in the ordinary course of business and as required by law keep and preserve all medical records and other records of the Champion Facilities existing as of the Closing and which constitute a part of the Champion Assets delivered to WJHC at Closing. WJHC acknowledges that as a result of entering into this Agreement and operating the Champion Facilities they will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. WJHC agrees to abide by any such rules and regulations relating to the confidential information it acquires. WJHC agrees to maintain the patient records delivered to WJHC at Closing at the Champion Facilities after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(l) of the Social Security Act (42 U.S.C. Section 1395(v)(1)(l)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Champion Facilities after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of Champion and upon the WJHC's receipt of appropriate consents and authorizations, WJHC will afford to the representatives of Champion, including its counsel and accountants, full and complete access to, and copies of, the records transferred to WJHC at the Closing (including, without limitation, access to patient records in respect of patients treated by Champion at the Champion Business). Upon reasonable notice, during normal business hours and at the sole cost and expense of Champion, WJHC shall also make their officers and employees available to Champion at reasonable times and places after the Closing. In addition, Champion shall be entitled, at Champion's sole risk, to remove from the Champion Facilities any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Champion in connection with such litigation and only upon WJHC's receipt of appropriate consents and authorizations. Any patient records so removed from the Champion Facilities shall be promptly returned to WJHC following its use by Champion. Any access to the Champion Facilities, its records or WJHC's personnel granted to Champion in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of WJHC.

                 (b) After the Closing, Champion shall, in the ordinary course of business and as required by law keep and preserve all medical records and other records of WJHC existing as of the Closing and which constitute a part of WJHC Assets delivered to Champion at Closing. Champion acknowledges that as a result of entering into this Agreement and operating the WJHC Business they will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. Champion agrees to abide by any such rules and regulations relating to the confidential information it acquires. Champion agrees to maintain the patient records delivered to Champion at Closing at the WJHC Hospital after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(l) of the Social Security Act (42 U.S.C. Section 1395(v)(1)(l)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the WJHC Hospital after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of WJHC and upon Champion's receipt of appropriate consents and authorizations, Champion will afford to the representatives of WJHC, including its counsel and accountants, full and complete access to, and copies of, the records transferred to Champion at the Closing (including, without limitation, access to patient records in respect of patients treated by WJHC at the WJHC Hospital). Upon reasonable notice, during normal business hours and at the sole cost and expense of WJHC, Champion shall also make their officers and employees available to WJHC at reasonable times and places after the Closing. In addition, WJHC shall be entitled, at WJHC's sole risk, to remove from the WJHC Hospital such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by WJHC in connection with such litigation and only upon Champion's receipt of appropriate consents and authorizations. Any patient records so removed from the WJHC Hospital shall be promptly returned to Champion following its use by WJHC. Any access to the WJHC Hospital, its records or Champion's personnel granted to WJHC in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Champion.

                 (c) After the Closing, Champion and WJHC agree to promptly forward to the other party any of the Excluded Assets that is retained at the transferred facility, including, but not limited to, proprietary operations and employee manuals.

         11.5 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Champion or to WJHC, may, subject to the provisions of Section 13.10 hereof, be reproduced by Champion and by WJHC by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Champion and WJHC may destroy any original documents so reproduced. Champion and WJHC agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Champion or WJHC in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         11.6 RESTRICTION ON DISPOSITION. For a period of ten (10) years following Closing without the prior consent of the FTC, Champion will not sell, transfer or convey the WJHC Hospital to any Person who operates any other acute care hospital in the Utah Restricted Market (defined herein). As used herein, "Utah Restricted Market" shall mean the geographic area encompassing Ogden Metropolitan Statistical Area, encompassing three contiguous counties in north
Utah: Weber County, Davis County and Salt Lake County.

         11.7 CHAMPION EXCLUDED CONTRACTS. WJHC shall not assume or be liable for and under no circumstances shall WJHC be obligated to pay or assume any liability or obligation under the contracts, commitments, leases or agreements listed on Schedule 11.7 (the "Champion Excluded Contracts").

         11.8 WJHC EXCLUDED CONTRACTS. Champion shall not assume or be liable for and under no circumstances shall Champion be obligated to pay or assume any liability or obligation under the contracts, commitments, leases or agreements listed on Schedule 11.8 (the "WJHC Excluded Contracts").

         11.9 COVENANTS OF WJHC. WJHC and HTI agree that neither it nor any of its affiliates will, for a period of two (2) years from the Closing Date directly or indirectly (i) own, build, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the provision of acute care services as provided at the WJHC Hospital immediately prior to Closing within twenty (20) miles of the WJHC Hospital (the "WJHC Restricted Area"), except that this covenant shall not apply to health care services at the locations, in the manner and to the extent currently provided by WJHC or its affiliates other than the WJHC Hospital in the WJHC Restricted Area or to the health care services described on Schedule 11.9, (ii) solicit for employment any employee of Champion or any of their affiliates who work at the WJHC Hospital after the Closing Date, or (iii) interfere with, disrupt or attempt to disrupt the relationship between Champion and any of the lessors, lessees, licensors, licensees, customers or suppliers to the WJHC Hospital. If any court determines that any of the restrictive covenants set forth in this Section 11.9, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         11.10 COVENANTS OF CHAMPION. Champion and CHC agree that neither it nor any of its affiliates will, for a period of two (2) years from the Closing Date directly or indirectly (i) own, build, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the provision of acute care services provided at the Champion Facilities immediately prior to closing within twenty (20) miles of the Champion Facilities (the "Champion Restricted Area"), except that this covenant shall not apply to health care services currently provided by Champion or its affiliates in the Champion Restricted Area the health care services described on Schedule 11.10, (ii) solicit for employment any employee of WJHC or any of their affiliates who work at the Champion Facilities after the Closing Date, or
(iii) interfere with, disrupt or attempt to disrupt the relationship between WJHC and any of the lessors, lessees, licensors, licensees, customers or suppliers to the Champion Facilities. The covenants of Champion set forth in this Section 11.10 shall apply independently to each one of the Champion Facilities. If any court determines that any of the restrictive covenants set forth in this Section 11.10, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         11.11 COOPERATION ON TAX MATTERS. Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, and to any taxing authority, all information, records or documents relating to tax liabilities or potential tax liabilities of such parties for all periods on or prior to the Closing, and shall preserve all such information, records and documents (to the extent a part of the exchanged assets delivered by the parties at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

         11.12 ALLOCATION. Champion and WJHC agree that the transactions contemplated by this Agreement are an exchange of assets in accordance with Medicare Regulation 413.134(f)(4) and that as such neither Champion nor WJHC is permitted to recognize a gain or loss on such transactions. Champion and WJHC agree that (i) neither party shall claim or recognize any gain or loss on such transactions under the Medicare or Medicaid programs, and (ii) neither shall take any position inconsistent with the treatment of such transactions as an exchange of assets. The Champion and WJHC Medicare and Medicaid cost reports will fully disclose the exchange of assets and no gain or loss in the terminating Champion and WJHC terminating cost reports.

         11.13 UTAH PROVIDER AGREEMENT. As permitted by the FTC, Columbia/HCA Healthcare Corporation and CHC shall enter in a Utah Provider Agreement substantially similar in form and content to that certain Utah Provider Agreement entered into by and between CHC and Healthtrust, Inc.-The Hospital Company with respect to Salt Lake Regional Medical Center.

         11.14 SCHEDULES. The parties hereto acknowledge that the Schedules hereto are substantially complete. Champion and WJHC agree to supplement and complete each one of the Schedules to the extent necessary, on or before November 17, 1995. Each supplemental schedule shall be reasonably satisfactory to the other party before it may be incorporated herewith.

         12.     INDEMNIFICATION

         12.1 INDEMNIFICATION BY CHAMPION Subject to and to the extent provided in this Article 12, Champion shall indemnify and hold harmless WJHC from and after Closing from and against any damages, claims, costs, liabilities, expenses or obligations (including, without limitation, reasonable attorneys' fees and associated expenses) incurred or suffered by WJHC as a result of or arising from:

                 (a) any breach, misrepresentation or failure to perform any covenant or agreement under this Agreement on the part of Champion;

                 (b)      the Champion Excluded Liabilities;

                 (c)      the WJHC Assumed Liabilities; or

                 (d) the failure of Champion to timely file any cost report required as a result of the consummation of the transactions described herein, including, without limitation, those required by the Medicare and Medicaid programs.

                 12.1.1 INDEMNITY REGARDING EMPLOYEES, PLANS, AND BENEFIT PROGRAMS OR AGREEMENTS. In addition, Champion agrees to indemnify WJHC with respect to any loss, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, and PBGC liability assessments (including any and all costs and fees related to proceedings establishing such loss, liability, assessment, withdrawal liability assessment,funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, or PBGC liability assessment), with respect to (i) each Champion Plan and Champion Benefit Program or Agreement and (ii) each employee benefit plan, as such term is described in
Section 3(3) of ERISA (including, but not limited to, any such employee benefit plan that is not subject to some or all of the provisions of ERISA), which was not sponsored, maintained, or contributed to by Champion, but which was sponsored, maintained, or contributed to by any corporation, trade, business, or entity under common control with Champion, either presently or at any time since 1974, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

         12.2 LIMITATIONS/CHAMPION. (A) Champion shall not be under any liability or claim under Section 12.1 of this Agreement that shall:

                 (i) accrue to WJHC against Champion under Section 12.1(a) hereof (i) unless and except to the extent that the liability of Champion would in respect of any single claim under Section 12.1(a) hereof exceed $10,000 (a "Relevant Claim") or (ii) unless and to the extent the total liability of Champion in respect of all claims under Section 12.1(a) hereof exceeds $50,000 in the aggregate (including Relevant Claims) in which case Champion shall thereafter be liable for all claims in excess of such amount;

                 (ii) be made unless notice thereof shall have been given by or on behalf of WJHC to Champion in the manner provided in Section 12.7; and

                 (iii) be made to the extent that any loss may be recovered under a policy of insurance in force on the date of loss, except that Champion shall be liable to the extent of any deductibles or to the extent such recovery causes an increase in applicable premiums.

         (b) Champion shall not be liable for such claims as may arise after the date hereof which arise solely as a result of a voluntary and knowing act, omission or transaction carried out after the date hereof by WJHC (or persons deriving title under WJHC).

         (c) Only WJHC or an entity controlled by WJHC, under common control with WJHC or controlling WJHC may bring an action against Champion under this Article 12.

         12.3    RECOVERY FROM THIRD PARTIES/CHAMPION

                 (a) In the event that WJHC is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim could be made against Champion, WJHC shall use, or procure that the relevant company shall use, its reasonable best efforts to recover such sum from such third party and any sum actually recovered by WJHC (less any reasonable costs and expenses incurred by WJHC in recovering such sum) will reduce the amount of the claim and if Champion pays to WJHC an amount in respect of, and WJHC subsequently receives from a third party a sum which is referable to that payment, WJHC shall forthwith repay to Champion so much of the amount paid by it as does not exceed the sum recovered by WJHC from the third party less all reasonable costs, charges and expenses incurred by WJHC in obtaining that payment and in recovering that sum from the third party.

                 (b) If, after Champion has paid in full any claim hereunder in respect of a tax liability, the company subject to such a claim (the "Subject Company") receives a payment in respect of such tax liability, WJHC undertakes to procure that the Subject Company shall repay to Champion a sum corresponding to the amount of such refund after deduction from such repayment of an amount equal to any reasonable costs incurred by the Subject Company in obtaining it and any tax liability incurred by the Subject Company in respect of the receipt of payment. Any such repayment due shall be increased to include interest as the Subject Company shall have received in respect of the relevant tax liability.

         12.4 INDEMNIFICATION BY WJHC. Subject to and to the extent provided in this Article 12, WJHC shall indemnify and hold harmless Champion from and after Closing from and against any damages, claims, costs, liabilities, expenses or obligations (including, without limitation, reasonable attorneys' fees and associated expenses) incurred or suffered by Champion as a result of or arising from:

                 (a) any breach, misrepresentation or failure to perform any covenant or agreement under this Agreement on the part of WJHC;

                 (b)      the WJHC Excluded Liabilities;

                 (c)      the Champion Assumed Liabilities; or

                 (d) the failure of WJHC to timely file any cost report required as a result of the consummation of the transactions described herein, including, without limitation, those required by the Medicare and Medicaid programs.

                 12.4.1 INDEMNITY REGARDING EMPLOYEES, PLANS, AND BENEFIT PROGRAMS OR AGREEMENTS. In addition, WJHC agrees to indemnify Champion with respect to any loss, liability, assessment, withdrawal liability assessment, funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, and PBGC liability assessments (including any and all costs and fees related to proceedings establishing such loss, liability, assessment, withdrawal liability assessment,funding deficiency assessment, taxes, interest, penalties, judgments, employee benefit claims, or PBGC liability assessment), with respect to (i) each WJHC Plan and WJHC Benefit Program or Agreement and
(ii) each employee benefit plan, as such term is described in Section 3(3) of ERISA (including, but not limited to, any such employee benefit plan that is not subject to some or all of the provisions of ERISA), which was not sponsored, maintained, or contributed to by WJHC, but which was sponsored, maintained, or contributed to by any corporation, trade, business, or entity under common control with WJHC, either presently or at any time since 1974, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

         12.5 LIMITATIONS/WJHC. (A) WJHC shall not be under any liability or claim under Section 12.4 of this Agreement that shall:

                 (i) accrue to Champion against WJHC under Section 12.4(a) hereof (i) unless and except to the extent that the liability of WJHC would in respect of any single claim under Section 12.4(a) hereof exceed $10,000 (a "Relevant Claim") or (ii) unless and to the extent the total liability of WJHC in respect of all claims under Section 12.4(a) hereof exceeds $50,000 in the aggregate (including Relevant Claims) in which case WJHC shall thereafter be liable for all claims in excess of such amount;

                 (ii) be made unless notice thereof shall have been given by or on behalf of Champion to WJHC in the manner provided in Section 12.7; and

                 (iii) be made to the extent that any loss may be recovered under a policy of insurance in force on the date of loss, except that WJHC shall be liable to the extent of any deductibles or to the extent such recovery causes an increase in applicable premiums.

         (b) WJHC shall not be liable for such claims as may arise after the date hereof which arise solely as a result of a voluntary and knowing act, omission or transaction carried out after the date hereof by Champion (or persons deriving title under Champion).

         (c) Only Champion or an entity controlled by Champion, under common control with Champion or controlling Champion may bring an action against WJHC under this Article 12.

         12.6    RECOVERY FROM THIRD PARTIES/WJHC.

                 (a) In the event that Champion is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim could be made against WJHC, Champion shall use, or procure that the relevant company shall use, its reasonable best efforts to recover such sum from such third party and any sum actually recovered by Champion (less any reasonable costs and expenses incurred by Champion in recovering such sum) will reduce the amount of the claim and if WJHC pays to Champion an amount in respect of, and Champion subsequently receives from a third party a sum which is referable to that payment, Champion shall forthwith repay to WJHC so much of the amount paid by it as does not exceed the sum recovered by Champion from the third party less all reasonable costs, charges and expenses incurred by Champion in obtaining that payment and in recovering that sum from the third party.

                 (b) If, after WJHC has paid in full any claim hereunder in respect of a tax liability, the company subject to such a claim (the "Subject Company") receives a payment in respect of such tax liability, Champion undertakes to procure that the Subject Company shall repay to WJHC a sum corresponding to the amount of such refund after deduction from such repayment of an amount equal to any reasonable costs incurred by the Subject Company in obtaining it and any tax liability incurred by the Subject Company in respect of the receipt of payment. Any such repayment due shall be increased to include interest as the Subject Company shall have received in respect of the relevant tax liability.

         12.7 NOTICE AND PROCEDURE. (a) Any person seeking indemnity under any provision of this Agreement which provides for indemnification from claims by third parties (the "Indemnitee") shall promptly notify the party from whom indemnity is sought (the "Indemnitor") as to (i) the nature of any claims, damages, losses or liabilities asserted against the Indemnitee for which the Indemnitee intends to seek indemnity hereunder ("Claims") and (ii) the commencement of any suit or proceeding brought to enforce any Claims. The Indemnitor shall assume the defense of any such suit or other proceeding and the Indemnitee shall cooperate fully, at the Indemnitor's sole cost and expense, and shall be entitled reasonably to consult with the Indemnitor with respect to such defense.

         (b) Indemnitee, at the sole cost and expense of Indemnitor, shall assist and cooperate with Indemnitor in the conduct of litigation, the making of settlements and the enforcement of any right of contribution to which the Indemnitee may be entitled from any person or entity in connection with the subject matter of any litigation subject to indemnification hereunder. In addition, Indemnitee shall, upon request by Indemnitor or counsel selected by Indemnitor and at the sole cost and expense of Indemnitor, attend hearings and trials, assist in the securing and giving of evidence, assist in obtaining the presence or cooperation of witnesses, make available its own personnel, and effect settlements; and shall do whatever else is reasonably necessary and appropriate in connection with such litigation. Indemnitee shall not make any demand upon Indemnitor or counsel for Indemnitor in connection with any litigation subject to indemnification hereunder, except a general demand for indemnification as provided hereunder. Indemnitee shall not, except at its own cost, voluntarily make any payment, assume any obligation, incur any expense, or settle or compromise any claim without the express approval of Indemnitor, in connection with any litigation subject to indemnification hereunder.

         (c) If the Indemnitee shall fail to notify promptly the Indemnitor as to (i) the nature of any Claims or (ii) the commencement of any suit or proceeding brought to enforce any Claims, or the Indemnitee shall fail to perform its obligations as Indemnitee hereunder or to cooperate fully with Indemnitor in Indemnitor's defense of any suit or proceeding, such cooperation to include, with limitation, attendance at all depositions and the provision of all documents relevant, in the Indemnitor's sole discretion, to the defense of any Claim, all of which shall be at the sole cost and expense of Indemnitor, then, except where such failure does not have a materially adverse effect on Indemnitor's defense of such Claims, Indemnitor shall be released from all of its obligations under this Agreement with respect to that particular suit or proceeding and any other Claims which had been raised in such suit or proceeding.

         12.8 PAYMENTS AND DISPUTES. (A) Payment of any amounts due an Indemnitee hereunder shall be made by Indemnitor in cash no later than the 30th day after the date notice in respect of such claim is received by Indemnitor, unless Indemnitor timely rejects such rights to indemnification pursuant to the provisions of Section 12.8(b) below.

         (b) If an Indemnitor shall reject any right to indemnification hereunder as to which notice has been sent, such Indemnitor shall give written notice of such rejection to Indemnitee within 15 days after the date of receipt of such notice by Indemnitor. If no such rejection of a notice shall be so sent within such 15-day period, Indemnitor shall be deemed to acknowledge the correctness of such Claim for the full amount thereof.

         12.9 INDEMNITY PERIOD. Subject to the other provisions hereof, the period of indemnity of loss hereunder (the "Indemnity Period") shall begin on the date of Closing and (except with respect to matters relating to title to the Champion Assets or the WJHC Assets, taxes, Medicare representations and warranties set forth in Sections 4.17 and 5.17 (and the indemnification set forth in Sections 12.1.1 and 12.4.1), in respect of which the Indemnity Period shall survive Closing indefinitely) end on the earlier of:

                 (a)      the second anniversary of the date of Closing; and

                 (b) the expiration of the applicable statute of limitations (or similar applicable statutory or regulatory limitations upon actions or investigations), including any extensions or waivers thereof;

provided, however, that if there is an outstanding notice of Claim at the end of the applicable Indemnity Period, such period shall not end in respect of such Claim until each such outstanding Claim of an indemnified party is resolved.

         13.     GENERAL

         13.1 CONSENTED ASSIGNMENT. Anything contained herein to the contrary, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of the assigning party thereunder, an attempted assignment would be ineffective or would materially affect the assigning party's rights thereunder so that the assignee would not in fact receive all such rights. The assigning party shall cooperate in any reasonable arrangement designed to provide for the assignee the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of the assigning party against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

         13.2 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party





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
or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         13.3 LEGAL FEES AND COSTS. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         13.4 CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the laws of another jurisdiction.

         13.5 BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary including without limitation, the provisions of Section 13.6, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns and no others; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall be not unreasonably withheld; provided, further, however, that WJHC may, without the prior written consent of Champion, assign their rights and delegate their duties hereunder to Columbia/HCA Healthcare Corporation or any entity controlled thereby.

         13.6 ASSIGNMENT TO QUALIFIED INTERMEDIARY. Notwithstanding anything contained herein to the contrary, either party shall have the right without the written consent of the other party to assign all or a portion of its rights and obligations under this Agreement to a person that will serve as a "qualified intermediary" as that term is defined in Treasury regulation
Section 1.1031(k)-1(g)(4) and that will facilitate the exchange in accordance with section 1031 of the Code and the Treasury Regulations thereunder.

         13.7 ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. on the day immediately following the Closing Date, unless otherwise agreed in writing by Champion and WJHC.

         13.8 NO BROKERAGE. Champion and WJHC represent to each other that no broker has in any way been contracted in connection with the transactions contemplated hereby. Champion and WJHC agree to indemnify the other party from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         13.9 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agrees as follows: (i) Champion shall pay the fees, expenses, and disbursements of Champion and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and shall pay for the cost of the Champion Title Policy, Survey and environmental assessment report for the Champion Facilities
(ii) WJHC shall pay the fees,
expenses and disbursements of WJHC and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and shall pay for the cost of the WJHC Title Policy, Survey and environmental assessment report for the WJHC Hospital, and (iii) the parties shall share equally the costs of the HSR filing fee, appraisals with respect to the Champion Assets and the WJHC Assets and the cost of transferring (transfer taxes and recording costs) associated with the Champion Assets and the WJHC Assets.

         13.10 CONFIDENTIALITY. It is understood by the parties hereto that the information, documents and instruments delivered to WJHC by Champion or Champion's agents and the information, including, but not limited to this Agreement and all documents delivered hereunder and documents and instruments delivered to Champion by WJHC or WJHC's agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section would result in irreparable harm to the other parties to this Agreement and their affiliates and that therefore either Champion or WJHC shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section, however, shall prohibit the use of such confidential information, documents or information for such governmental filings as in the mutual opinion of WJHC's counsel and Champion's counsel are (i) required by law or governmental regulations or (ii) otherwise appropriate. Champion shall have the right to file this Agreement and the WJHC Financial Statements in such manner as may be required under the federal securities laws, provided, however, Champion shall provide the General Counsel of Columbia/HCA Healthcare Corporation with reasonable notice of any such filings.

         13.11 WAIVER OF BREACH. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

         13.12 NOTICE. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

CHAMPION:                         Champion Healthcare Corporation
                                  14340 Torrey Chase, Suite 320
                                  Houston, Texas 77014
                                  Attn:  Chief Financial Officer

                                  with a copy to:

                                  Champion Healthcare Corporation
                                  14340 Torrey Chase, Suite 320
                                  Houston, Texas 77014
                                  Attn:  Legal

                                  and

                                  Wayne M. Whitaker
                                  3500 City Center Tower II
                                  301 Commerce Street
                                  Fort Worth, Texas 76102

WJHC:                             Columbia/HCA Healthcare Corporation
                                  One Park Plaza
                                  Nashville, Tennessee 37203
                                  Attn:  Senior Vice President - Development

                                  with a copy to:

                                  Columbia/HCA Healthcare Corporation
                                  One Park Plaza
                                  Nashville, Tennessee 37203
                                  Attn:  General Counsel


or to such other address, and to the attention of such other person or officer as any party may designate.

         13.13 SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         13.14 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

         13.15 DIVISIONS AND HEADINGS. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         13.16 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other Person.

         13.17 ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. The representations and warranties set forth in this Agreement shall survive the Closing and remain of full force and effect until the expiration of the applicable Indemnity Period set forth in Article 12 hereof, and shall survive the execution and delivery of all other agreements described, referenced or contemplated herein and shall not be merged herewith or therewith. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.


         CHCH:                          CHAMPION HEALTHCARE HOLDINGS, INC.



                                        By:
                                             ----------------------------------
                                              Michael M. Brooks
                                              Vice President

         CHCP:                          CHC-PRATTVILLE, INC.



                                        By:
                                            -----------------------------------
                                              Michael M. Brooks
                                              Vice President


         CHCN:                          CHC-NURSING CENTER, INC.



                                        By:
                                            -----------------------------------
                                              Michael M. Brooks
                                              Vice President



          WJHC:                         WEST JORDAN HOSPITAL CORPORATION



                                        By:
                                            -----------------------------------
                                              V. Carl George
                                              Vice President





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